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The information in this Prospectus Supplement is not complete and may be changed. This Prospectus Supplement and the accompanying Prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-125382

         SUBJECT TO COMPLETION, DATED DECEMBER 13, 2007

Prospectus Supplement
(To Prospectus dated June 30, 2005)

                   Shares

Assured Guaranty Ltd.

Common Shares

        We are offering                         common shares.

        Our common shares are listed on the New York Stock Exchange under the symbol "AGO." The last reported sale price of the common shares on December 12, 2007 was $21.45 per share.

        See "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein, to learn about risks you should consider before investing in our common shares.

	Per Share	Total
Offering price	$	$
Discounts and commissions to underwriters	$	$
Offering proceeds, before expenses	$	$

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We have granted the underwriters an option to purchase up to            additional common shares on the same terms and conditions as set forth above if the underwriters sell more than            common shares in this offering. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the offering. The underwriters expect to deliver the common shares to investors on or about December             , 2007.

Joint Book-Running Managers

Banc of America Securities LLC		Merrill Lynch & Co.
Citi		Deutsche Bank Securities
William Blair & Company	Keefe, Bruyette & Woods	KeyBanc Capital Markets

Prospectus Supplement dated December            , 2007

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

TABLE OF CONTENTS

Page
Prospectus Supplement
About this Prospectus Supplement	S-ii
Forward-Looking Statements	S-iii
Prospectus Supplement Summary	S-1
Use of Proceeds	S-8
Capitalization	S-9
Price Range of Common Shares and Dividend Policy	S-10
Material Tax Considerations	S-10
Underwriting	S-14
Legal Matters	S-16
Prospectus
About This Prospectus	3
Forward-Looking Statements	3
Assured Guaranty Ltd.	4
Assured Guaranty US Holdings Inc.	5
The Assured Guaranty Trusts	5
Use of Proceeds	7
Ratio of Earnings to Fixed Charges and Preferred Share Dividends of Assured Guaranty	7
General Description of the Offered Securities	7
Description of Assured Guaranty Share Capital	8
Description of the Depositary Shares	17
Description of the Assured Guaranty Debt Securities	19
Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee	31
Description of the Warrants to Purchase Assured Guaranty Common Shares or Preferred Shares	49
Description of the Warrants to Purchase Debt Securities	51
Description of Trust Preferred Securities	52
Description of Trust Preferred Securities Guarantees	63
Description of Stock Purchase Contracts and Stock Purchase Units	68
Plan of Distribution	69
Legal Matters	71
Experts	71
Enforceability Of Civil Liabilities Under United States Federal Securities Laws And Other Matters	72
Where You Can Find More Information	73

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between persons regarded as non-resident in Bermuda for exchange control purposes, provided our common shares remain listed on an appropriate stock exchange, which includes the New York Stock Exchange, Inc. Issues and transfers of common shares to any person regarded as resident in Bermuda for exchange control purposes may require the specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement.

        Any person who, directly or indirectly, becomes a holder of at least 10 per cent., 20 per cent., 33 per cent., or 50 per cent. of the common shares must notify the Bermuda Monetary Authority in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having such a holding, whichever is later. The Bermuda Monetary Authority may, by written notice, object to such a person if it appears to the Bermuda Monetary Authority that the person is not fit and proper to be such a holder. The Bermuda Monetary Authority may require the holder to reduce its holding of common shares in the Company and direct, among other things, that voting rights attaching to the common shares shall not be exercisable. A person that does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offence.

        For so long as we have as a subsidiary an insurer registered under the Insurance Act (Bermuda), the Bermuda Monetary Authority may at any time, by written notice, object to a person holding 10 per cent. or more of the Company's common shares if it appears to the Bermuda Monetary Authority that the person is not or is no longer fit and proper to be such a holder. In such a case, the Bermuda Monetary Authority may require the shareholder to reduce its holding of common shares in the Company and direct, among other things, that such shareholder's voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offence.

        References in this prospectus supplement and the accompanying prospectus to "Assured Guaranty," "we," "us," "our" and the "Company," refer to Assured Guaranty Ltd. and, unless the context otherwise requires or unless otherwise stated, its subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the documents incorporated herein by reference, may contain "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance and market opportunities.

        Any or all of Assured Guaranty's forward-looking statements herein may turn out to be wrong and are based on current expectations and the current economic environment. Our actual results may vary materially. Among factors that could cause actual results to differ materially are: (1) downgrades of the financial strength ratings assigned by the major rating agencies to any of our insurance subsidiaries at any time, which has occurred in the past; (2) our inability to execute our business strategy; (3) reduction in the amount of reinsurance ceded by one or more of our principal ceding companies; (4) contract cancellations; (5) developments in the world's financial and capital markets that adversely affect our loss experience, the demand for our products, our unrealized (losses) gains on derivative financial instruments or our investment returns; (6) more severe or frequent losses associated with our insurance products; (7) changes in regulation or tax laws applicable to us, our subsidiaries or customers; (8) governmental action; (9) natural catastrophes; (10) dependence on customers; (11) decreased demand for our insurance or reinsurance products or increased competition in our markets; (12) loss of key personnel; (13) technological developments; (14) the effects of mergers, acquisitions and divestitures; (15) changes in accounting policies or practices; (16) changes in the credit markets, segments thereof or general economic conditions, including the overall level of activity in the economy or particular sectors, interest rates and other factors; (17) other risks and uncertainties that have not been identified at this time; and (18) management's response to these factors. Forward-looking statements relate to the date made, and we undertake no obligation to update them. You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports filed with the Securities and Exchange Commission.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about Assured Guaranty and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the common shares. You should read this entire prospectus supplement, our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and the accompanying prospectus carefully before making an investment decision.

Assured Guaranty

        Assured Guaranty Ltd. is a Bermuda based holding company that provides, through its operating subsidiaries, credit enhancement products to the public finance, structured finance and mortgage markets. Credit enhancement products are financial guaranty or other types of financial support, including credit derivatives, that improve the credit of underlying debt obligations. We apply our credit expertise, risk management skills and capital markets experience to develop insurance, reinsurance and derivative products that meet the credit enhancement needs of our customers. We market our products directly and through financial institutions, serving the U.S. and international markets.

        Assured Guaranty Ltd. was incorporated in Bermuda in August 2003. Our principal executive offices are at 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, and our telephone number is (441) 299-9375. We operate through wholly owned subsidiaries including Assured Guaranty US Holdings Inc., Assured Guaranty Re Ltd. ("AG Re"), and Assured Guaranty Finance Overseas Ltd. ("AGFOL"). Our principal operating subsidiaries are Assured Guaranty Corp. ("AGC") and AG Re.

  •
  Assured Guaranty US Holdings Inc., a Delaware holding company, owns 100% of AG Financial Products Inc., a Delaware corporation, and AGC. AGC, a Maryland-domiciled insurance company, was organized in 1985 and commenced operations in January 1988. It provides insurance and reinsurance of investment-grade financial guaranty exposures and credit default swap transactions. AGC owns 100% of Assured Guaranty (UK) Ltd., a United Kingdom ("UK") incorporated company licensed as a UK insurance company.

  •
  AG Re is incorporated under the laws of Bermuda and is licensed as a Class 3 Insurer and a Long-Term Insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re owns Assured Guaranty Overseas US Holdings Inc., a Delaware corporation, which owns the entire share capital of a Bermuda reinsurer, Assured Guaranty Re Overseas Ltd. ("AGRO"). AGRO, in turn, owns Assured Guaranty Mortgage Insurance Company ("Assured Guaranty Mortgage"), a New York corporation. AG Re and AGRO underwrite financial guaranty and residential mortgage reinsurance. AG Re and AGRO write business as direct reinsurers of third-party primary insurers and as reinsurers/retrocessionaires of certain affiliated companies and also provide portfolio credit default swaps, where the counterparty is usually an investment bank.

  •
  AGFOL, based in the UK, is regulated by the Financial Services Authority as an arranger that markets and sources derivative transactions. AGFOL does not take risk in the transactions it arranges or places, and may not hold funds on behalf of its customers.

Recent Developments

        As a result of recent deterioration in the U.S. residential mortgage-backed securities ("RMBS") market, the three largest nationally recognized statistical rating organizations, Moody's Investors Service ("Moody's"), Standard & Poor's ("S&P") and Fitch Ratings ("Fitch"), have all changed their expectations of loss severity and frequency for U.S. RMBS. The rating agencies have downgraded a large number of RMBS and related securities. Some of these downgrades have been significant, particularly for subprime RMBS and collateralized debt obligations of asset-backed securities ("CDOs of ABS"), where some securities have been downgraded from triple-A ratings to low- or below-

investment grade ratings. In recent months, credit spreads on many asset classes have widened significantly, especially on those related to residential real estate and RMBS.

        All three rating agencies recently announced that they are in the process of evaluating the capital positions of financial guaranty companies relative to their CDOs of ABS and RMBS exposures. On November 5, 2007, Fitch Ratings categorized the likelihood of each financial guaranty company experiencing erosion of its capital cushion as High Probability (2 companies), Moderate Probability (2 companies), Low Probability (1 company) and Minimal Probability (2 companies, including Assured Guaranty). On November 8, 2007, and December 5, 2007, Moody's categorized the risk of each financial guaranty company experiencing a capital shortfall as Highly Likely (1 company), Somewhat Likely (4 companies) and Highly Unlikely (2 companies, including Assured Guaranty). The rating agencies are expected to complete their reviews by the end of December, which could result in one or more of our competitors needing to raise additional capital or reduce their exposure (including through reinsurance or reducing their new business activity or both) in order to maintain their ratings. Prices of credit default swaps for financial guaranty insurers have widened in recent months, especially for financial guarantors viewed as most likely to have capital shortfalls. The Fitch and Moody's assessments are consistent with our internal assessment of our portfolio quality and capital adequacy, which is based on our internal rating process and portfolio surveillance. On December 12, 2007, Fitch affirmed our ratings. As a result, we do not expect to need any additional capital to maintain our ratings.

Direct Subprime RMBS and HELOC Exposures

        In the third quarter of 2007, we conducted an analysis of breakeven and stress case cumulative losses for our $6.88 billion direct U.S. subprime residential mortgage-backed securities ("RMBS") exposures. The results of this testing indicate that the average credit enhancement for our $6.5 billion U.S. subprime RMBS transactions underwritten in the financial guaranty direct segment since 2003 is currently approximately 39% of the remaining pool balances, and that future performance would need to deteriorate significantly beyond our current assumptions before we would incur losses on our U.S. subprime RMBS portfolio.

        We also conducted an analysis of breakeven and stress case cumulative losses for our $1.6 billion direct home equity line of credit ("HELOC") exposures in the third quarter of 2007. To date, we have not incurred any claims on our direct HELOC transactions. However, the performance of these transactions has deteriorated in recent months and continues to perform below our original underwriting expectations. The ultimate performance of these transactions will depend on many factors, such as the level and timing of loan defaults, prepayment speeds and changes in home prices, as well as the levels of credit support built into each transaction. The current fluid nature of these factors does not allow us to estimate the ultimate performance of these transactions at this time. We have modeled the performance of our direct HELOC transactions by stressing each of the performance factors for each HELOC transaction.

Market Opportunities

        We believe we are in a strong market position due to our high quality portfolio and limited exposure to troubled asset classes. As a highly rated (AA/Aa2/AA), well capitalized reinsurer, AG Re is experiencing an unprecedented demand for its financial guaranty reinsurance which provides capital relief to financial guaranty insurers. AG Re is evaluating several requests to reinsure significant portfolios of financial guaranty policies and will only pursue transactions that meet its underwriting criteria and have attractive pricing. We expect to use the proceeds of this offering to support these opportunities and provide reinsurance to AGC to enable AGC to pursue opportunities in our direct business.

        AGC, our principal direct insurance subsidiary, is rated triple-A by all three rating agencies and was upgraded to Aaa by Moody's in July 2007. Our direct business is also experiencing an increase in demand for credit enhancement products, driven by both issuer and investor demand as well as wider spreads. The uncertainty surrounding the capital or ratings positions of some financial guarantors has resulted in higher credit spreads or trading differentials relative to us, further resulting in a pricing advantage for our products in the current market. In addition, some investors have reduced their risk limits for exposure to other financial guarantors due to the rating agency reviews, while either maintaining or increasing their risk limits for us. Both of these factors have provided us with increased opportunities to submit bids for both structured finance and public finance transactions. Some transactions are being postponed until 2008 due to current market conditions, which are resulting in higher interest costs to issuers, and hence the ultimate timing and amount of financial guaranty direct business is somewhat uncertain. However, the number of transactions in our new business pipeline has increased substantially.

        We will continue to review opportunities to take advantage of current market conditions, including reinsurance of portfolios of risks and acquiring portfolios of risks or companies, in each case meeting our underwriting and pricing criteria.

The Offering

Issuer	Assured Guaranty Ltd.
Common shares offered
Common shares to be outstanding after the offering
Use of proceeds
The net proceeds from the sale of the common shares offered hereby will be contributed to AG Re. AG Re intends to use the proceeds to capitalize on large reinsurance portfolio opportunities which provide capital relief to unaffiliated monoline financial guaranty companies as well as to support the growth of AGC by providing reinsurance to AGC. AG Re is AGC's principal financial guaranty reinsurer. See "Prospectus Supplement Summary—Assured Guaranty Ltd.—Market Opportunities."
Dividends
Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors. During 2007 we paid quarterly dividends to holders of our common shares at the annual rate of $0.16 per share.
NYSE symbol	AGO
Risk factors
For a discussion of risks associated with an investment in our common shares, please see the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, which we refer to as our 2006 Form 10-K.

        The number of common shares that will be outstanding after this offering is based on the number of common shares outstanding as of September 30, 2007. This number excludes the following:

  •
  common shares subject to options outstanding as of September 30, 2007;

  •
  common shares available for future grants under our employee benefits plans as of September 30, 2007; and

  •
  common shares that may be purchased by the underwriters pursuant to an option granted by us.

Summary Consolidated Financial and Other Data

        The following table sets forth our summary consolidated financial and other data. The audited financial data have been derived from our audited financial statements. The interim financial data have been derived from our unaudited financial statements and include, in the opinion of our management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data. The results for the nine-month periods do not necessarily indicate the results to be expected for the full year. You should read the following information in conjunction with our financial statements and notes thereto and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

        We performed a mark-to-market estimate on our credit default swap ("CDS") contracts in force as of November 30, 2007, and estimated that the after-tax unrealized mark-to-market loss for the months of October and November of 2007 is approximately $220 million. Approximately 70% of this unrealized mark-to-market loss on CDS contracts is due to lower market values principally in the RMBS and commercial mortgage-backed securities markets. The mark-to-market loss does not reflect actual claims or credit losses, nor does it affect our claims-paying resources, rating agency capital requirements or regulatory capital position. Our CDS contracts are substantially similar to our financial guaranty insurance contracts and provide the counterparty with credit protection against payment default. These contracts are generally held to maturity. The net gain or loss on CDS exposure will amortize to zero as the exposure approaches its maturity date, unless there is a payment default on the exposure. Depending on the changes in the market value of our CDS contracts, this mark-to-market loss could be greater or lower at December 31, 2007 and at other times subsequent to November 30, 2007.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in millions, except per share amounts)
Statement of Operations Data:
Gross written premiums	$250.7	$240.5	$325.7	$252.1	$190.9	$349.2	$417.2
Net written premiums(1)	233.6	234.2	318.7	217.3	79.6	491.5	352.5
Net earned premiums	164.3	148.2	206.7	198.7	187.9	310.9	247.4
Net investment income	94.2	82.0	111.5	96.8	94.8	96.3	97.2
Net realized investment (losses) gains	(1.9)	(1.9)	(2.0)	2.2	12.0	5.5	7.9
Unrealized gains (losses) on derivative financial instruments	(247.9)	4.2	5.5	(3.5)	52.5	98.4	(54.2)
Other income	0.4	—	0.4	0.2	0.8	1.2	3.6

Total revenues	9.1	232.4	322.1	294.5	347.9	512.3	302.0

Loss and loss adjustment expenses	(10.1)	(6.0)	(6.8)	(69.6)	(32.0)	144.6	120.3
Profit commission expense	3.6	4.7	9.5	12.9	15.5	9.8	8.5
Acquisition costs	32.0	33.4	45.0	45.3	50.9	64.9	48.4
Other operating expenses	59.4	49.3	68.0	59.0	67.8	41.0	31.0
Other expense(2)	1.9	1.9	2.5	3.7	1.6	—	—
Interest expense	17.7	10.1	13.8	13.5	10.7	5.7	10.6

Total expenses	104.5	93.4	132.1	64.9	114.6	266.1	218.8

(Loss) income before (benefit) provision for income taxes	(95.5)	139.0	190.0	229.6	233.3	246.2	83.2
(Benefit) provision for income taxes	(52.3)	21.7	30.2	41.2	50.5	31.7	10.6

Net (loss) income	$(43.2)	$117.3	$159.7	$188.4	$182.8	$214.5	$72.6

(Loss) earnings per share:(3)
Basic	$(0.64)	$1.60	$2.18	$2.55	$2.44	$2.86	$0.97
Diluted	$(0.64)	$1.57	$2.15	$2.53	$2.44	$2.86	$0.97
Dividends per share	$0.12	$0.105	$0.14	$0.12	$0.06	$—	$—

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(dollars in millions, except per share amounts)
Balance sheet data (end of period):
Investments and cash	$2,639.2	$2,395.1	$2,469.9	$2,256.0	$2,157.9	$2,222.1	$2,061.9
Prepaid reinsurance premiums	17.4	9.0	7.5	12.5	15.2	11.0	179.5
Total assets	3,137.6	2,844.8	2,935.3	2,696.3	2,703.7	2,879.4	2,769.9
Unearned premium reserves	724.0	619.7	644.5	537.1	521.3	625.4	613.3
Reserves for losses and loss adjustment expenses	113.9	116.9	120.6	128.4	236.2	544.2	508.9
Long-term debt	347.1	197.4	347.1	197.3	197.4	75.0	75.0
Total liabilities	1,533.3	1,088.0	1,284.6	1,034.8	1,176.1	1,441.8	1,512.7
Accumulated other comprehensive income	34.6	42.8	41.9	45.8	79.0	81.2	89.0
Shareholders' equity	1,604.4	1,756.9	1,650.8	1,661.5	1,527.6	1,437.6	1,257.2
Book value per share(3)	23.69	24.02	24.44	22.22	20.19	19.17	16.76
GAAP financial information:
Loss and loss adjustment expense ratio(4)	(6.2)%	(4.0)%	(3.3)%	(35.0)%	(17.0)%	46.5%	48.6%
Expense ratio(5)	57.8	58.9	59.2	58.9	65.4	37.2	35.5

Combined ratio	51.6%	54.9%	55.9%	23.9%	48.4%	83.7%	84.1%

Combined statutory financial information:
Contingency reserve(6)	$700.0	$626.0	$645.8	$572.9	$491.8	$410.5	$315.5
Policyholders' surplus(7)	1,047.0	1,001.0	1,010.0	977.3	906.2	911.3	884.1
Additional financial guaranty information (end of period):
Net in-force business (principal and interest)(8)	$226,258	$167,382	$180,174	$145,694	$136,120	$130,047	$124,082
Net in-force business (principal only)(8)	153,635	121,579	132,296	102,465	95,592	87,524	80,394

(1)
Net written premiums exceeded gross written premiums for the year ended December 31, 2003 due to $154.8 million of return premium from two terminated ceded reinsurance contracts.

(2)
Amounts for 2005 represent investment banking fees and put option premiums associated with AGC's $200.0 million committed capital securities, while 2007 and 2006 include put option premiums. During 2004, a goodwill impairment of $1.6 million was recognized for the trade credit business which the Company exited as part of its 2004 initial public offering (the "IPO") strategy. The goodwill arose from the acquisition of our predecessor by ACE Limited, our former parent, as of December 31, 1999. Beginning January 1, 2002, goodwill is no longer amortized, but rather is evaluated for impairment at least annually in accordance with FAS No. 142, "Goodwill and Other Intangible Assets." No such impairment was recognized in the years ended December 31, 2006, 2005, 2003 and 2002.

(3)
Per share data for 2003 and 2002 are based on 75,000,000 shares outstanding prior to the IPO.

(4)
The loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premiums.

(5)
The expense ratio is calculated by dividing the sum of profit commission expense, acquisition costs and operating expenses by net earned premiums.

(6)
Under U.S. statutory accounting principles, financial guaranty and mortgage guaranty insurers are required to establish contingency reserves based on a specified percentage of premiums. A contingency reserve is an additional liability established to protect policyholders against the effects of adverse economic developments or cycles or other unforeseen circumstances.

(7)
Combined policyholders' surplus represents the addition of our combined U.S. based statutory surplus and our Bermuda based statutory surplus.

(8)
The Company's 2007 and 2006 reinsurance par outstanding on facultative business are reported on a current quarter basis while 2005 and prior years are reported on a one-quarter lag.

USE OF PROCEEDS

        The net proceeds from the sale of the common shares offered hereby (after deducting estimated expenses of the offering) are estimated to be approximately $                        million ($            million if the underwriters' option to purchase additional common shares is exercised in full). The proceeds from the offering will be contributed to AG Re. AG Re intends to use the proceeds to capitalize on large reinsurance portfolio opportunities which provide capital relief to unaffiliated monoline financial guaranty companies as well as to support the growth of AGC by providing reinsurance to AGC. AG Re is AGC's principal financial guaranty reinsurer. See "Prospectus Supplement Summary—Assured Guaranty Ltd.—Market Opportunities."

CAPITALIZATION

        The following table sets forth, as of September 30, 2007, our consolidated total long-term debt and shareholders' equity on an actual basis and as adjusted to give effect to the sale of the common shares offered hereby. You should read this table in conjunction with our consolidated financial statements and related notes thereto which are incorporated by reference.

	At September 30, 2007
	Actual	As Adjusted
	(Dollars in Thousands)
Long-term debt:
7% Senior Notes due 2034	$197,399
6.40% Series A Enhanced Junior Subordinated Debentures due 2066	149,730

Total long-term debt	$347,129

Shareholders' equity:
Common stock ($0.01 par value, 500,000,000 shares authorized, 67,715,653 shares outstanding actual, shares outstanding as adjusted)	$677
Additional paid-in capital	721,003
Retained earnings	848,083
Accumulated other comprehensive income	34,588

Total shareholders' equity	1,604,351

Total capitalization	$1,951,480

PRICE RANGE OF COMMON SHARES AND DIVIDEND POLICY

        Our common shares have been listed for trading on the NYSE under the symbol "AGO" since April 22, 2004. The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common shares as reported on the NYSE and dividends for the quarters indicated.

	Price Range of Common Shares
			Dividend Paid per Share
	High	Low
2005
First Quarter	$19.92	$17.51	$0.03
Second Quarter	23.48	17.31	0.03
Third Quarter	24.52	21.33	0.03
Fourth Quarter	27.42	21.45	0.03
2006
First Quarter	$27.45	$24.64	$0.035
Second Quarter	26.03	23.50	0.035
Third Quarter	27.40	24.40	0.035
Fourth Quarter	27.43	24.40	0.035
2007
First Quarter	$28.40	$25.90	$0.04
Second Quarter	31.99	26.65	0.04
Third Quarter	30.22	21.32	0.04
Fourth Quarter (through December 12, 2007)	29.46	13.34	0.04

        The closing price of our common shares on the NYSE on December 12, 2007 was $21.45.

        As of December 11, 2007, there were 138 holders of record of our common shares. This number excludes beneficial owners of common shares held in "street name."

MATERIAL TAX CONSIDERATIONS

        The following summary of the taxation of our shareholders is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to purchase common shares. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The summary supplements, and should be read in conjunction with, the discussion set forth under "Tax Matters—Taxation of Shareholders" in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein. The following tax discussion replaces such discussion to the extent the two are inconsistent.

United States Taxation

        The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase their common shares in this offering pursuant to this prospectus supplement, who did not own (directly or indirectly through foreign entities or constructively) shares of Assured Guaranty prior to such offering and who hold their common shares as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder's specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers or traders in securities, tax exempt organizations, expatriates, investors in pass through entities, persons who are considered "United States shareholders" for purposes of the controlled foreign corporation ("CFC") rules of the Code (generally, a U.S. Person, as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of the stock of Assured Guaranty or the stock of any of our foreign subsidiaries entitled to vote), or persons who hold their common shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code.

        This discussion is based upon the Code, the Treasury Regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any foreign government and does not address any aspect of U.S. federal taxation other than income taxation. Persons considering making an investment in our common shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

        For purposes of this discussion, the term "U.S. Person" means: (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in or under the laws of the United States or under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

        If a partnership holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your own tax advisors.

        Taxation of Distributions.    Subject to the discussions in our Annual Report on Form 10-K for the year ended December 31, 2006 under the heading "Tax Matters—To Return of Shareholders" relating to the potential application of the CFC, related person insurance income and passive foreign investment company ("PFIC") rules, cash distributions, if any, made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of Assured Guaranty (as computed using U.S. tax principles). To the extent such distributions exceed Assured Guaranty's earnings and profits, they will be treated first as a return of the shareholder's basis in their common shares to the extent thereof, and then as gain from the sale of a capital asset. Dividends paid by us on the common shares to U.S. Persons who are corporations will not be eligible for the dividends received deduction.

        We believe dividends paid by us on our common shares before 2011 to non-corporate holders will be eligible for reduced rates of tax up to a maximum of 15% as "qualified dividend income," if, as is intended, our common shares are successfully listed on the NYSE, provided that we are not a PFIC and certain other requirements, including stock holding period requirements, are satisfied. Qualified dividend income is subject to tax and capital gain rates.

        Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" (the "75% test") or (ii) 50% or more of its assets produce passive income (the "50% test").

        If Assured Guaranty were characterized as a PFIC during a given year, each U.S. Person holding common shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their common shares, unless such person is a 10% U.S. shareholder or made a "qualified electing fund election" or "mark-to-market" election. It is uncertain that Assured Guaranty would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In addition, if Assured Guaranty were considered a PFIC, upon the death of any U.S. individual owning common shares, such individual's heirs or estate would not be entitled to a "step-up" in the basis of the common shares that might otherwise be available under U.S. federal income tax laws. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the common shares during the three preceding taxable years (or shorter period during which the taxpayer held common shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the common shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the common shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by Assured Guaranty to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income with respect to dividends paid before 2011.

        For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business... is not treated as passive income." The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it "received directly its proportionate share of the income…" and as if it "held its proportionate share of the assets…" of any other corporation in which it owns at least 25% of the value of the stock.

        The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of our insurance subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of our insurance subsidiaries should be treated as passive. Additionally, we expect that the passive income and assets of our non-insurance subsidiaries will be de minimis in each year of operations with respect to the overall income and assets of Assured Guaranty and its subsidiaries. Under the look-through rule, Assured Guaranty should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that Assured Guaranty was not and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the Internal Revenue Service ("IRS") will not successfully challenge this position. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

        Foreign Tax Credit.    If U.S. Persons own a majority of our common shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us

(including any gain from the sale of common shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the "subpart F income," RPII and dividends that are foreign source income will constitute either "passive" or "general" income. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

        Information Reporting and Backup Withholding on Distributions and Disposition Proceeds.    Information returns may be filed with the IRS in connection with distributions of our common shares and the proceeds from a sale or other disposition of our common shares unless the holder of our common shares establishes an exemption from the information reporting rules. A holder of common shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or non-U.S. Person or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person's U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

        Changes in U.S. Federal Income Tax Law Could Materially Adversely Affect Us or Our Shareholders.    Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on us or our shareholders.

        For example, legislation has been introduced in Congress that would, if enacted, deny the applicability of reduced rates of tax to "qualified dividend income" paid by any corporation organized under the laws of a foreign country which does not have a comprehensive income tax system, such as Bermuda. It is possible that this legislative proposal could become law before 2011 or that it could apply retroactively. Therefore, depending on whether, when and in what form this legislative proposal is enacted, we cannot assure you that any dividends paid by us in the future would qualify for reduced rates of tax.

        The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business or whether a company is a CFC or a PFIC or has related person insurance income are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to an insurance company. Additionally, the regulations regarding related person insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

UNDERWRITING

        We are offering the common shares described in this prospectus supplement through a number of underwriters. Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of common shares listed next to its name in the following table:

Underwriter	Number of Shares
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
William Blair & Company, L.L.C.
Keefe, Bruyette & Woods, Inc.
KeyBanc Capital Markets Inc.

Total

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the shares if they buy any of them. The underwriters will sell the shares to the public when and if the underwriters buy the shares from us.

        The underwriters initially will offer the shares to the public at the price specified on the cover page of this prospectus supplement. The underwriters may allow a concession of not more than $                        per share to selected dealers. The underwriters may also allow, and those dealers may re-allow, a concession of not more than $            per share to selected dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The common stock is offered subject to a number of conditions, including:

  •
  receipt and acceptance of the common stock by the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

        Option to Purchase Additional Shares.    We have granted the underwriters an option to purchase up to        additional common shares at the same price per share as they are paying for the shares shown in the table above. These additional shares would cover sales by the underwriters which exceed the total number of shares shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. To the extent that the underwriters exercise this option, each underwriter will purchase additional shares from us in approximately the same proportion as it purchased the shares shown in the table above.

        Discount and Commissions.    The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters' option to purchase additional shares.

        We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $                        .

Paid by Us
	No Exercise	Full Exercise
Per Share	$	$

Total	$	$

        Listing.    Our common shares are listed on the New York Stock Exchange under the symbol "AGO."

        Stabilization.    In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

  •
  stabilizing transactions;

  •
  short sales; and

  •
  syndicate covering transactions.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common shares while this offering is in progress. Stabilizing transactions may include making short sales of our common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares from us or on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common shares in the open market after the distribution has been completed in order to cover syndicate short positions.

        The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares as referred to above.

        A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        These activities may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result of these activities, the price of our common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Lock-Up Agreements.    We and our directors and executive officers have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions, we may not issue any new common shares, and those holders of common shares and options may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common shares or securities convertible into or exchangeable for common shares, or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. In addition, during this 90-day period, we have also agreed not to file any registration statement for any common shares or any securities convertible into or exercisable or exchangeable for common shares without the prior written consent of Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, except that we may file a 'universal' shelf registration statement on Form S-3 after the 30th day following the date of this prospectus supplement.

        In addition, ACE Bermuda Insurance Ltd. has entered into a similar lock-up agreement, except that the lock-up period is 45 days and ACE Bermuda Insurance Ltd. may sell, offer to sell or contract to sell at least a majority of the common shares of the Company owned by it to a single purchaser during such 45-day period, so long as the purchaser agrees to be bound by a substantially similar lock-up agreement for the remainder of such 45-day period. In addition, ACE Insurance Bermuda Ltd. has agreed that, without the prior written consent of Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, it will not, during such 45-day period, make any demand for or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares. This consent may be given at any time without public notice.

        Indemnification.    We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

        A prospectus supplement with the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus supplement with the accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus supplement or accompanying prospectus. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        Conflicts/Affiliates.    The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which services they have received, and may in the future receive, customary fees.

        Affiliates of several of the underwriters are lenders on some of our credit facilities.

LEGAL MATTERS

        Certain matters as to U.S. law in connection with this offering will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. The validity of the issuance of common shares under Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters in connection with this offering will be passed upon for the underwriters by Dewey & LeBoeuf LLP, New York, New York. Dewey & LeBoeuf LLP from time to time has represented us and our affiliates on various matters and may in the future continue to do so.

PROSPECTUS

$500,000,000

Assured Guaranty Ltd.

Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Stock Purchase Contracts and
Stock Purchase Units

Assured Guaranty US Holdings Inc.

Debt Securities
Fully and Unconditionally Guaranteed by

Assured Guaranty Ltd.

Assured Guaranty Capital Trust I
Assured Guaranty Capital Trust II
Preferred Securities
Guaranteed to the Extent Provided in this Prospectus by
Assured Guaranty Ltd.

        Assured Guaranty, Assured Guaranty US Holdings or the applicable Assured Guaranty Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Assured Guaranty's common shares are traded on the New York Stock Exchange under the symbol "AGO."

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 30, 2005.

        You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of the registrants has authorized anyone else to provide you with different information. The securities offered by this prospectus are being offering only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes and for the issue and transfer of options, warrants, depositary receipts, rights, loan notes and other securities, subject to the condition that our shares are listed on an appointed stock exchange, which includes the New York Stock Exchange, Inc. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

        In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts, stock purchase units, preferred securities and trust preferred securities guarantees described in this prospectus. Under this shelf process, any or all of Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts may sell the securities described in this prospectus in one or more offerings up to an aggregate initial offering price by all of Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts of $500,000,000. This prospectus provides you with a general description of the securities Assured Guaranty, Assured Guaranty US Holdings or an Assured Guaranty Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts and the offered securities, please refer to the registration statement. Each time Assured Guaranty, Assured Guaranty US Holdings or an Assured Guaranty Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents we incorporate by reference, contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the insurance and reinsurance industries in general. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "may," "will," "continue," "further," "seek," and similar words or statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include the following:

  •
  downgrades of the financial strength ratings assigned by the major rating agencies to any of our insurance subsidiaries at any time, which has occurred in the past;

  •
  our inability to execute our business strategy;

  •
  reduction in the amount of reinsurance ceded by one or more of our principal ceding companies;

  •
  contract cancellations;

  •
  developments in the world's financial and capital markets that adversely affect our loss experience, the demand for our products or our investment returns;

  •
  more severe or frequent losses associated with our insurance or reinsurance products;

  •
  changes in regulation or tax laws applicable to us, our subsidiaries or customers;

  •
  dependence on customers;

  •
  decreased demand for our insurance or reinsurance products or increased competition in our markets;

  •
  loss of key personnel;

  •
  technological developments;

  •
  the effects of mergers, acquisitions and divestitures;

  •
  changes in accounting policies or practices;

  •
  changes in general economic conditions, including interest rates and other factors;

  •
  other risks and uncertainties that have not been identified at this time; and

  •
  management's response to these factors.

        The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in our periodic reports filed with the SEC. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus or in the documents incorporated by reference reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.

        For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.

ASSURED GUARANTY LTD.

        Assured Guaranty Ltd. (together with its subsidiaries, hereafter "Assured Guaranty," "we," "us," "our" or the "Company") is a Bermuda-based holding company providing, through our operating subsidiaries, credit enhancement products to the public finance, structured finance and mortgage markets. Credit enhancement products are financial guarantees or other types of support, including credit derivatives, which improve the credit of underlying debt obligations. We apply our credit expertise, risk management skills and capital markets experience to develop insurance, reinsurance and derivative products that meet the credit enhancement needs of our customers. Under a reinsurance agreement, the reinsurer, in consideration of a premium paid to it, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more insurance policies that the ceding company has issued. A derivative is a financial instrument whose characteristics and value depend upon the characteristics and value of an underlying security or commodity. We market our products directly and through financial institutions, serving the U.S. and international markets.

        Our principal operating subsidiaries are Assured Guaranty Corp. ("AGC") and Assured Guaranty Re Ltd. ("AG Re"). AGC, a Maryland-domiciled insurance company, was organized in 1985 and commenced operations in January 1988. AGC provides insurance and reinsurance of investment grade financial guaranty exposures, including municipal and non-municipal reinsurance, and credit default swap transactions.

        AG Re is incorporated under the laws of Bermuda and is licensed as a Class 3 Insurer and a Long-Term Insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re writes business as a direct reinsurer of third-party primary insurers and as a reinsurer/retrocessionaire of certain affiliated companies and also provides portfolio credit default swaps, where the counterparty is usually an investment bank.

        Assured Guaranty Ltd. was incorporated in Bermuda in August 2003 for the purpose of becoming a holding company for ACE Limited's ("ACE") subsidiaries conducting ACE's financial and mortgage guaranty businesses. On April 28, 2004, subsidiaries of ACE completed an initial public offering ("IPO") of 49,000,000 of their 75,000,000 common shares of Assured Guaranty Ltd. As of May 31, 2005, ACE owned 26,000,000 of our common shares representing approximately 34.2% of our outstanding common shares.

ASSURED GUARANTY US HOLDINGS INC.

        Assured Guaranty US Holdings Inc. was formed as a holding company to hold the shares of AGC and AG Financial Products Inc. It is a wholly owned subsidiary of Assured Guaranty and was formed under the laws of the State of Delaware in February 2004. Its principal executive offices are at 1325 Avenue of the Americas, New York, New York, and its telephone number is (212) 974-0100.

THE ASSURED GUARANTY TRUSTS

        Assured Guaranty Capital Trust I is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Assured Guaranty US Holdings, as original sponsor of the Assured Guaranty Trust, and the Assured Guaranty trustees for the Assured Guaranty Capital Trust I and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 25, 2005. Assured Guaranty Capital Trust II is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Assured Guaranty US Holdings, as sponsor of the Assured Guaranty Capital Trust II, and the Assured Guaranty trustees for the Assured Guaranty Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 25, 2005. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each Assured Guaranty Trust exists for the exclusive purposes of:

  •
  issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Assured Guaranty Trust,

  •
  using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of Assured Guaranty US Holdings subordinated debt securities, and

  •
  engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the Assured Guaranty US Holdings subordinated debt securities.

        Assured Guaranty US Holdings will directly or indirectly own all of the common securities of each Assured Guaranty Trust. The common securities of an Assured Guaranty Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that Assured Guaranty Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the Assured Guaranty US Holdings subordinated debt securities held by the Assured Guaranty Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, Assured Guaranty US Holdings will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Assured Guaranty Trust. Each of the Assured Guaranty Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

        The following is true for each Assured Guaranty Trust unless otherwise disclosed in the related prospectus supplement:

  •
  each Assured Guaranty Trust has a term of approximately 55 years but may dissolve earlier;

  •
  each Assured Guaranty Trust's business and affairs will be conducted by the trustees, referred to collectively as the Assured Guaranty trustees, appointed by Assured Guaranty US Holdings, as the holder of all of the common securities;

  •
  Assured Guaranty US Holdings, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Assured Guaranty trustees;

  •
  the duties and obligations of the Assured Guaranty trustees will be governed by the restated trust agreement of the Assured Guaranty Trust;

  •
  two of the Assured Guaranty trustees, referred to as the administrative trustees, of each Assured Guaranty Trust will be persons who are employees or officers of or affiliated with Assured Guaranty US Holdings;

  •
  one Assured Guaranty trustee of each Assured Guaranty Trust will be a financial institution that is not affiliated with Assured Guaranty and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

  •
  one Assured Guaranty trustee of each Assured Guaranty Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee;

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  Assured Guaranty US Holdings will pay all fees and expenses related to each Assured Guaranty Trust and the offering of the preferred securities and common securities.

        The office of the Delaware trustee for each Assured Guaranty Trust in the State of Delaware is located at c/o The Bank of New York (Delaware), 502 White Clay Center, Route 273, P.O. Box 6973, Newark, DE 19711, Attn: Corporate Trust Administration. The principal executive offices for each of the Assured Guaranty Trusts are located at c/o Assured Guaranty US Holdings Inc., 1325 Avenue of the Americas, New York, New York 10019. The telephone number of each of the Assured Guaranty Trusts is (212) 974-0100.

USE OF PROCEEDS

        Unless otherwise disclosed in the applicable prospectus supplement, Assured Guaranty and Assured Guaranty US Holdings intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions. Each Assured Guaranty Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Assured Guaranty US Holdings. Assured Guaranty US Holdings will use these funds for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED SHARE DIVIDENDS OF ASSURED GUARANTY

        For purposes of computing the following ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.

			Fiscal Year Ended December 31,
	Three Months Ended March 31, 2005
			2004		2003		2002		2001		2000
Ratio of Earnings to Fixed Charges	17.01	x	20.85	x	36.49	x	8.18	x	9.90	x	10.89	x
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	17.01	x	20.85	x	36.49	x	8.18	x	9.90	x	10.89	x

        The Assured Guaranty Trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        Assured Guaranty may, from time to time, offer under this prospectus, separately or together:

  •
  common shares,

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  preferred shares, which may be represented by depositary shares as described below,

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  unsecured senior or subordinated debt securities,

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  warrants to purchase common shares,

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  warrants to purchase preferred shares,

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  warrants to purchase debt securities of Assured Guaranty,

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  stock purchase contracts to purchase common shares, and

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  stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common shares under the stock purchase contract, any of: debt securities of Assured Guaranty; debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by Assured Guaranty; debt obligations of third parties, including U.S. Treasury securities; or preferred securities of an Assured Guaranty Trust.

        Assured Guaranty US Holdings may, from time to time, offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Assured Guaranty.

        Each of Assured Guaranty Capital Trust I and Assured Guaranty Capital Trust II may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by Assured Guaranty.

        The aggregate initial offering price of the securities offered by Assured Guaranty, Assured Guaranty US Holdings and the Assured Guaranty Trusts will not exceed $500,000,000.

DESCRIPTION OF ASSURED GUARANTY SHARE CAPITAL

        The following summary of our share capital is qualified in its entirety by the provisions of Bermuda law, our memorandum of association and Bye-Laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. In this section, the "Company," "we," "us" and "our" refer to Assured Guaranty Ltd. and not to any of its subsidiaries.

General

        We have an authorized share capital of $5,000,000 divided into 500,000,000 shares, par value U.S. $0.01 per share, of which 74,980,919 common shares were issued and outstanding as of May 1, 2005. An additional 7,600,000 shares are reserved for issuance under our various employee benefit plans. Except as described below, our common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally, in proportion to the number of common shares held by such holder, in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Under certain circumstances, we have the right to purchase all or a portion of the shares held by a shareholder. See "—Acquisition of Common Shares by Us" below. All of the common and preferred shares being sold in this offering are fully paid and non-assessable. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Voting Rights and Adjustments

        In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote with respect to their fully paid shares at all meetings of shareholders. However, if, and so long as, the common shares (and other of our shares) of a shareholder are treated as "controlled shares" (as determined pursuant to section 958 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code) of any "United States person" as defined in the Code (a "U.S. Person") and such controlled shares constitute 9.5% or more of the votes conferred by our issued and outstanding shares, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in our Bye-laws. The formula is applied repeatedly until there is no U.S. Person whose controlled shares constitute 9.5% or more of the voting power of all issued and outstanding shares and who generally would be required to recognize income with respect to us under the Code if we were a controlled foreign corporation as defined in the Code and if the ownership threshold under the Code were 9.5% (as defined in our Bye-Laws as a "9.5% U.S. Shareholder"). In addition, our board of directors may determine that shares held carry different voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any direct or indirect holder of shares or its affiliates. "Controlled shares" includes, among other things, all shares of Assured Guaranty that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The foregoing provision does not apply to ACE because it is not a U.S. Shareholder. Further, these provisions do not apply in the event one shareholder owns greater than 75% of the voting power of all issued and outstanding shares.

        Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our Bye-laws provide that we will use our best efforts to notify shareholders of their voting interests prior to any vote to be taken by them.

        Our board of directors is authorized to require any shareholder to provide information for purposes of determining whether any holder's voting rights are to be adjusted, which may be information on beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts our board of directors may deem relevant. If any holder fails to respond to this request or submits incomplete or inaccurate information, our board of directors may eliminate the shareholder's voting rights. All information provided by the shareholder will be treated by us as confidential information and shall be used by us solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists and applying the adjustments to voting power (except as otherwise required by applicable law or regulation).

Restrictions on Transfer of Common Shares

        Each transfer must comply with current Bermuda Monetary Authority permission or have specific permission from the Bermuda Monetary Authority. Our board of directors may decline to register a transfer of any common shares under certain circumstances, including if they have reason to believe that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its Affiliates may occur as a result of such transfer (other than such as our board of directors considers de minimis). Transfers must be by instrument unless otherwise permitted by the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the Companies Act.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of Assured Guaranty.

Acquisition of Common Shares by Us

        Under our Bye-Laws and subject to Bermuda law, if our board of directors determines that any ownership of our shares may result in adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its affiliates (other than such as our board of directors considers de minimis), we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares necessary to avoid or cure any such adverse consequences at a price determined in the discretion of the board of directors to represent the shares' fair market value (as defined in our Bye-Laws).

Issuance of Shares

        Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Bye-Laws

        In addition to the provisions of the Bye-Laws described above under "—Voting Rights and Adjustments," the following provisions are a summary of some of the other important provisions of our Bye-Laws.

        Our Board of Directors and Corporate Action.    Our Bye-Laws provide that our board of directors shall consist of not less than three and not more than 21 directors, the exact number as determined by the board of directors. Our board of directors consists of seven persons, and is divided into three classes. Each director generally will serve a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause (as defined in our Bye-Laws) at a general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before the meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs in those events set out in our Bye-Laws as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.

        Generally under our Bye-Laws, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. A quorum shall be at least one-half of directors then in office present in person or represented by a duly authorized representative, provided that at least two directors are present in person.

        Shareholder Action.    At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the issued and outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of our shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-Laws.

        The Bye-Laws contain advance notice requirements for shareholder proposals and nominations for directors, including when proposals and nominations must be received and the information to be included.

        Amendment.    The Bye-Laws may be amended only by a resolution adopted by the board of directors and by resolution of the shareholders.

        Voting of Non-U.S. Subsidiary Shares.    If we are required or entitled to vote at a general meeting of any of AG Re, Assured Guaranty Finance Overseas or any other directly held non-U.S. subsidiary of ours, our board of directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the non-U.S. subsidiary. Our board of directors in its discretion shall require substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of any direct or indirect non-U.S. subsidiaries other than Assured Guaranty (UK) Ltd. and Assured Guaranty Re Overseas Ltd. ("AGRO").

Anti-Takeover Provisions in our Bye-laws

        Our Bye-Laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging takeover attempts in the future.

        For example, our Bye-Laws contain the following provisions that could have such an effect:

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  election of our directors is staggered, meaning that the members of only one of three classes of our directors are selected each year;

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  shareholders have limited ability to remove directors;

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  if the controlled shares of any U.S. Person constitute 9.5% or more of the votes conferred by the issued shares of Assured Guaranty, the voting rights with respect to the controlled shares of such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%;

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  our board of directors may decline to approve or register the transfer of any common shares on our share register if it appears to the board of directors, after taking into account the limitations on voting rights contained in our Bye-Laws, that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any shareholder, would result from such transfer (other than such as our board of directors considers to be de minimis); and

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  subject to any applicable requirements of or commitments to the New York Stock Exchange, our directors may decline to record the transfer of any common shares on our share register unless the board of directors obtains: (i) a written opinion from counsel supporting the legality of the transaction under U.S. securities laws and (ii) approval from appropriate governmental authority if such approval is required.

Differences in Corporate Law

        You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to us (including modifications adopted pursuant to our Bye-Laws) which differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

        Duties of Directors.    Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to make a personal profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

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  to act honestly and in good faith, with a view to the best interests of the company; and

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  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

        The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our Bye-Laws, however, provide that we and each of our shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of us (and others identified in the Bye-Laws) for any act or failure to act in the performance of such director's or officer's duties, provided that this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

        The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

        Under the "business judgment rule," courts generally do not second guess the business judgment of directors and officers. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption afforded to directors by the business judgment rule. If the presumption is not rebutted, the business judgment rule attaches to protect the directors from liability for their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. However, when the board of directors takes defensive actions in response to a threat to corporate control and approves a transaction resulting in a sale of control of the corporation, Delaware courts subject directors' conduct to enhanced scrutiny.

        Interested Directors.    Under Bermuda law and our Bye-Laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is duly disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our Bye-Laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such a transaction would not be voidable if (i) the material facts with respect to such interested director's relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

        Dividends.    Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances; for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to declare and pay dividends and other distributions is subject to Bermuda insurance laws and regulatory constraints.

        Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Amalgamations, Mergers and Similar Arrangements.    The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. We may, with the approval of our board and, except in the case of amalgamations with and between wholly owned subsidiaries being Bermuda companies, at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair market value has been paid for such shares.

        Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

        Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

        Certain Transactions with Significant Shareholders.    As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we had opted out of the relevant Delaware statute, as provided for in that statute.

        Shareholders' Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director's or officer's duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

        Indemnification of Directors and Officers.    Under Bermuda law we may, and under our Bye-Laws we will, indemnify our directors, officers, any other person appointed to a committee of the board of directors and certain other persons identified in the Bye-Laws (and their respective heirs, executors or administrators) against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in the execution of his/her duties or supposed duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. Under our Bye-Laws, we and each of our shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of our officers or directors or others identified in our Bye-Laws.

        Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but, after our shares are listed on the New York Stock Exchange and giving the required notice to the Bermuda Registrar of Companies, we may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers (containing that information required under Bermuda law) which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

        Shareholder Proposals.    Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Our Bye-Laws also include advance-notice provisions regarding shareholder proposals and nominations. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

        Calling of Special Shareholders' Meetings.    Under our Bye-Laws, a special general meeting may be called by our President or by our Chairman or any director and the secretary of the Company or our board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of the Company as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bylaws to call a special meeting of shareholders.

        Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% of shareholder's consent required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

        Amendment of Memorandum of Association.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company's business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

        Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company's stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

        Amendment of Bye-Laws.    Consistent with the Companies Act, the Company's Bye-Laws provide that the Bye-Laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

        Staggered Board of Directors.    Under Bermuda law, the Companies Act does not contain statutory provisions specifically mandating staggered board arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the Bye-Laws governing the affairs of such a company. Delaware law permits corporations to have a staggered board of directors.

Listing

        Our common shares are listed on the New York Stock Exchange under the trading symbol "AGO."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Mellon Investor Services LLC, whose principal executive office is located at Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

        The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Assured Guaranty, a depositary selected by Assured Guaranty and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

        Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

        Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

  •
  if all outstanding depositary shares have been redeemed;

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  if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Assured Guaranty and the distribution has been distributed to the owners; or

  •
  with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

        The depositary will forward all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary's obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE ASSURED GUARANTY DEBT SECURITIES

        The following description of the Assured Guaranty debt securities sets forth the material terms and provisions of the Assured Guaranty debt securities. The Assured Guaranty senior debt securities will be issued under an indenture, referred to in this prospectus as the Assured Guaranty senior indenture, between us and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty subordinated debt securities will be issued under an indenture, referred to in this prospectus as the Assured Guaranty subordinated indenture, between us and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty senior indenture and the Assured Guaranty subordinated indenture are sometimes referred to in this prospectus collectively as the Assured Guaranty indentures and each individually as an Assured Guaranty indenture. The specific terms applicable to a particular issuance of Assured Guaranty debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Assured Guaranty indentures and the Assured Guaranty debt securities. You should refer to the forms of the Assured Guaranty indentures and the Assured Guaranty debt securities for complete information regarding the terms and provisions of the Assured Guaranty indentures and the Assured Guaranty debt securities. The Assured Guaranty indentures are substantially identical, except for the covenants of Assured Guaranty and provisions relating to subordination.

General

        The Assured Guaranty indentures do not limit the aggregate principal amount of Assured Guaranty debt securities which we may issue. We may issue Assured Guaranty debt securities under the Assured Guaranty indentures from time to time in one or more series. The Assured Guaranty indentures do not limit the amount of other indebtedness, or Assured Guaranty debt securities other than secured indebtedness, which we or our subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, the Assured Guaranty senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Assured Guaranty subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes Assured Guaranty senior debt securities, as described below under "Subordination of Assured Guaranty Subordinated Debt Securities."

        Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of Assured Guaranty debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

        Each prospectus supplement will describe the following terms of the offered Assured Guaranty debt securities:

  •
  the title of the series;

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  any limit on the aggregate principal amount;

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  the principal payment dates;

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  the interest rates, if any, which rate may be zero if the Assured Guaranty debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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  the interest payment dates and regular record dates;

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  whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty debt securities and, if so, whether and on what terms we will have the option to redeem the Assured Guaranty debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem the Assured Guaranty debt securities in lieu of paying additional amounts in respect of Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty debt securities will be payable, where any of Assured Guaranty debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any Assured Guaranty debt securities may be surrendered for conversion or exchange;

  •
  whether any of the Assured Guaranty debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

  •
  whether we will be obligated to redeem or purchase any of the Assured Guaranty debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which the Assured Guaranty debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the Assured Guaranty debt securities so redeemed or purchased;

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  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any Assured Guaranty debt securities to be issued in bearer form will be issuable;

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  whether the Assured Guaranty debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which the Assured Guaranty debt securities will be convertible or exchangeable;

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  if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the Assured Guaranty debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty debt securities;

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  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities will be paid;

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  whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities will be payable, at our or your election, in a currency other than that in which the Assured Guaranty debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

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  any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on the Assured Guaranty debt securities;

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  whether the Assured Guaranty debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  whether the Assured Guaranty debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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  in the case of Assured Guaranty subordinated debt securities, the relative degree, if any, to which the Assured Guaranty subordinated debt securities will be senior to or be subordinated to other series of Assured Guaranty subordinated debt securities or other indebtedness of Assured Guaranty in right of payment, whether the other series of Assured Guaranty subordinated debt securities or other indebtedness is outstanding or not;

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  any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty;

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  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the Assured Guaranty debt securities;

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  whether any of the Assured Guaranty debt securities are to be issued upon the exercise of warrants and the time, manner and place for the Assured Guaranty debt securities to be authenticated and delivered; and

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  any other terms of the Assured Guaranty debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty indenture.

        We will have the ability under the Assured Guaranty indentures to "reopen" a previously issued series of Assured Guaranty debt securities and issue additional Assured Guaranty debt securities of that series or establish additional terms of that series. We are also permitted to issue Assured Guaranty debt securities with the same terms as previously issued Assured Guaranty debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on Assured Guaranty debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

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  will be payable on any interest payment date to the persons in whose names the Assured Guaranty debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty or the security registrar, or exchange for other Assured Guaranty debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty is not required to:

  •
  issue, register the transfer of, or exchange Assured Guaranty debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty debt securities and ending at the close of business on the day of mailing; or

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  register the transfer of or exchange any Assured Guaranty debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty debt security being redeemed in part.

        Unless otherwise set forth in the applicable prospectus supplement, we will only issue the Assured Guaranty debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

        The Assured Guaranty debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

        U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any Assured Guaranty debt securities is payable in, or if any Assured Guaranty debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to Assured Guaranty Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the Assured Guaranty indentures do not limit our ability to incur indebtedness or protect holders of the Assured Guaranty debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.

Conversion and Exchange

        The terms, if any, on which Assured Guaranty debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, common shares, preferred shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

        The Assured Guaranty debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty debt security will be shown on, and transfers of the Assured Guaranty debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Payment of Additional Amounts

        We will make all payments on the Assured Guaranty debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

        If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the Assured Guaranty debt security and the applicable Assured Guaranty indenture.

        We will not be required to pay any additional amounts for:

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  any tax or governmental charge which would not have been imposed but for the fact that you:

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  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty debt security;

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  presented the Assured Guaranty debt security for payment in the taxing jurisdiction, unless the Assured Guaranty debt security could not have been presented for payment elsewhere; or

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  presented the Assured Guaranty debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty debt security for payment within the 30-day period;

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  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

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  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

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  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

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  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

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  any combination of the above items.

        In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty debt security.

Covenants Applicable to Assured Guaranty Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

        Under the Assured Guaranty senior indenture, we will covenant that, so long as any Assured Guaranty senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless we concurrently provide that the Assured Guaranty senior debt securities and, if we elect, any other indebtedness that is not subordinate to the Assured Guaranty senior debt securities and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of our consolidated net worth.

        For purposes of the Assured Guaranty indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:

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  indebtedness for money borrowed; and

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  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

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  all capitalized lease obligations;

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  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

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  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;

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  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

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  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

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  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries

        The Assured Guaranty senior indenture also provides that, so long as any Assured Guaranty senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty indentures, we will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, we will not permit any designated subsidiary to issue, other than to us, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, we may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by our board or if required by law or regulation. We may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which we own at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by our board.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each Assured Guaranty indenture provides that we may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

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  permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us;

        unless:

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  the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on March 15, 2002, was a member of the Organization for Economic Cooperation and Development;

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  the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty debt securities and the performance of our obligations under the Assured Guaranty indenture and the Assured Guaranty debt securities;

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  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Assured Guaranty debt securities of any series that are convertible or exchangeable into common shares or other securities; and

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  immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each Assured Guaranty indenture:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

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  default in the deposit of any sinking fund payment when due;

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  default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the Assured Guaranty debt securities, and the continuance of this default or breach for a period of 60 days after we have received written notice from the holders;

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  if any event of default under a mortgage, indenture or instrument under which we issue, or by which we secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty has received written notice;

  •
  we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

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  our bankruptcy, insolvency or reorganization; and

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  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the Assured Guaranty debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty debt securities, of all outstanding Assured Guaranty debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        Each Assured Guaranty indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of the Assured Guaranty debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the Assured Guaranty debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty debt securities by all appropriate judicial proceedings. Each Assured Guaranty indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty debt securities of the series.

Modification and Waiver

        Assured Guaranty and the trustee may modify or amend either Assured Guaranty indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty debt security;

  •
  change the obligation of Assured Guaranty to pay additional amounts;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions or adversely affect the right of repayment at the option of any holder;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

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  reduce the percentage in principal amount of the outstanding Assured Guaranty debt securities, the consent of whose holders is required in order to take specific actions;

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  reduce the requirements for quorum or voting by holders of Assured Guaranty debt securities in specified circumstances;

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  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty debt security affected by the modification;

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  make any change that adversely affects the right to convert or exchange any Assured Guaranty debt security into or for common shares of Assured Guaranty or other securities, whether or not issued by Assured Guaranty, cash or property in accordance with its terms;

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  modify any of the provisions of the Assured Guaranty subordinated indenture relating to the subordination of the Assured Guaranty subordinated debt securities in a manner adverse to holders of Assured Guaranty subordinated debt securities; or

  •
  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty subordinated indenture in any manner that might terminate or impair the subordination of the Assured Guaranty subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

        Assured Guaranty and the trustee may modify or amend the Assured Guaranty indenture and the Assured Guaranty debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to Assured Guaranty pursuant to a consolidation, amalgamation, merger or sale of assets;

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  add to the covenants of Assured Guaranty for the benefit of the holders of all or any series of Assured Guaranty debt securities or to surrender any right or power conferred upon Assured Guaranty;

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  provide for a successor trustee with respect to the Assured Guaranty debt securities of all or any series;

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  cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty indenture which will not adversely affect the interests of the holders of Assured Guaranty debt securities of any series;

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  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty debt securities;

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  add any additional events of default with respect to all or any series of Assured Guaranty debt securities;

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  secure the Assured Guaranty debt securities;

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  provide for conversion or exchange rights of the holders of any series of Assured Guaranty debt securities; or

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  make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty debt securities then outstanding.

        The holders of at least a majority in principal amount of the outstanding Assured Guaranty debt securities of any series may, on behalf of the holders of all Assured Guaranty debt securities of that series, waive compliance by Assured Guaranty with specified covenants. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty debt securities of any series may, on behalf of the holders of all Assured Guaranty debt securities of that series, waive any past default and its consequences with respect to the Assured Guaranty debt securities of that series, except a default:

  •
  in the payment of principal of, any premium or interest on or any additional amounts with respect to Assured Guaranty debt securities of that series; or

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  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty debt security of any series affected.

        Under each Assured Guaranty indenture, Assured Guaranty must annually furnish the trustee with a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty indenture. Assured Guaranty is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable Assured Guaranty indenture or the Assured Guaranty debt securities.

Discharge, Defeasance and Covenant Defeasance

        We may discharge our payment obligations on the Assured Guaranty debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty debt securities, which we refer to as covenant defeasance.

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the Assured Guaranty debt securities on the scheduled due dates.

        We may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty indenture or any other material agreement or instrument to which Assured Guaranty is a party or by which it is bound;

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  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by us, a revenue ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Assured Guaranty indenture.

Subordination of Assured Guaranty Subordinated Debt Securities

        The Assured Guaranty subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of our assets, whether in cash, property or securities, to creditors upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the Assured Guaranty subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution of any kind or character, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty being subordinated to the payment of Assured Guaranty subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more ratably than the holders of the Assured Guaranty subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, your rights, as a holder of the Assured Guaranty subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our cash, property or securities applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the Assured Guaranty senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty subordinated debt securities of any series may be made:

  •
  if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or

  •
  if the maturity of any senior indebtedness has been accelerated because of a default.

        The Assured Guaranty subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty subordinated debt securities but subordinate to our other obligations. The Assured Guaranty senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty subordinated debt securities.

        The term "senior indebtedness" means all indebtedness of Assured Guaranty outstanding at any time, except:

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  the Assured Guaranty subordinated debt securities of the series;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty subordinated debt securities;

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  indebtedness to an affiliate;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding, unless the interest is an allowed claim enforceable against Assured Guaranty in a proceeding under federal or state bankruptcy laws; and

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  trade accounts payable.

        Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The Assured Guaranty subordinated indenture provides that these subordination provisions may be changed prior to issuance of the Assured Guaranty subordinated debt securities. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

        The Assured Guaranty indentures and the Assured Guaranty debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

Information Concerning the Trustee

        We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York and its affiliates in the ordinary course of business.

        Under each Assured Guaranty indenture, The Bank of New York is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable Assured Guaranty indenture and related matters.

DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES
AND ASSURED GUARANTY GUARANTEE

        The following description of the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee sets forth the material terms and provisions of the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee to which any prospectus supplement may relate. The Assured Guaranty US Holdings senior debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings senior indenture, among Assured Guaranty US Holdings, Assured Guaranty, as guarantor, and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings subordinated indenture, among Assured Guaranty US Holdings, Assured Guaranty, as guarantor, and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings senior indenture and the Assured Guaranty US Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty US Holdings indentures and each individually as an Assured Guaranty US Holdings indenture. The specific terms applicable to a particular issuance of Assured Guaranty US Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee. You should refer to the Assured Guaranty US Holdings indentures and the Assured Guaranty US Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee. The Assured Guaranty US Holdings indentures are substantially identical, except for the covenants of Assured Guaranty US Holdings and Assured Guaranty and provisions relating to subordination.

General

        The Assured Guaranty US Holdings indentures do not limit the aggregate principal amount of Assured Guaranty US Holdings debt securities which Assured Guaranty US Holdings may issue. Assured Guaranty US Holdings may issue Assured Guaranty US Holdings debt securities under the Assured Guaranty US Holdings indentures from time to time in one or more series. The Assured Guaranty US Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty US Holdings debt securities, other than secured indebtedness which we, Assured Guaranty US Holdings or their respective subsidiaries may issue.

        Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty US Holdings senior debt securities will be unsecured obligations of Assured Guaranty US Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty US Holdings senior indebtedness, which term includes Assured Guaranty US Holdings senior debt securities, as described below under

"Subordination of Assured Guaranty US Holdings Subordinated Debt Securities." The Assured Guaranty US Holdings subordinated debt securities of any series issued to an Assured Guaranty Trust will rank equally with each other series of Assured Guaranty US Holdings subordinated debt securities issued to other Assured Guaranty Trusts.

        Because Assured Guaranty US Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Assured Guaranty US Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty US Holdings, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty US Holdings in its subsidiaries, including Assured Guaranty US Holdings' insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

        If Assured Guaranty US Holdings subordinated debt securities are issued to an Assured Guaranty Trust in connection with the issuance of securities by that Assured Guaranty Trust, those Assured Guaranty US Holdings subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the Assured Guaranty Trust under the dissolution of that Assured Guaranty Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of Assured Guaranty US Holdings subordinated debt securities will be issued to an Assured Guaranty Trust in connection with the issuance of securities by that Assured Guaranty Trust.

        The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty US Holdings debt securities:

  •
  the title of the series;

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  any limit on the aggregate principal amount;

  •
  the principal payment dates;

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  the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty US Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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  the interest payment dates and regular record dates;

  •
  whether and under what circumstances Assured Guaranty US Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty US Holdings debt securities and, if so, whether and on what terms we will have the option to redeem the Assured Guaranty US Holdings debt securities in lieu of paying these additional amounts;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities will be payable, where any of the Assured Guaranty US Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty US Holdings debt securities may be surrendered for conversion or exchange;

  •
  whether any of the Assured Guaranty US Holdings debt securities are to be redeemable at the option of Assured Guaranty US Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty US Holdings;

  •
  whether Assured Guaranty US Holdings will be obligated to redeem or purchase any of the Assured Guaranty US Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Assured Guaranty US Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty US Holdings debt securities redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in bearer form will be issuable;

  •
  whether the Assured Guaranty US Holdings debt securities will be convertible into other securities of Assured Guaranty US Holdings and/or exchangeable for securities of Assured Guaranty or other issuers and, if so, the terms and conditions upon which the Assured Guaranty US Holdings debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty US Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty US Holdings debt securities;

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  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable;

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  whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable, at the election of Assured Guaranty US Holdings or you, in a currency other than that in which the Assured Guaranty US Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;

  •
  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities;

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  whether the Assured Guaranty US Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  whether the Assured Guaranty US Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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  in the case of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, the terms and conditions of any obligation or right of Assured Guaranty US Holdings or you to convert or exchange the Assured Guaranty US Holdings subordinated debt securities into preferred securities of that Assured Guaranty Trust;

  •
  in the case of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to Assured Guaranty's guarantee of the preferred securities of that Assured Guaranty Trust;

  •
  in the case of Assured Guaranty US Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty US Holdings subordinated debt securities of the series and the related Assured Guaranty guarantee will be senior to or be subordinated to other series of Assured Guaranty US Holdings subordinated debt securities and the related Assured Guaranty guarantee(s) or other indebtedness of Assured Guaranty US Holdings or Assured Guaranty, as the case may be, in right of payment, whether the other series of Assured Guaranty US Holdings subordinated debt securities or other indebtedness is outstanding or not;

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  any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty US Holdings or Assured Guaranty with respect to the Assured Guaranty US Holdings debt securities;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the Assured Guaranty US Holdings debt securities;

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  whether any of the Assured Guaranty US Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty US Holdings debt securities to be authenticated and delivered; and

  •
  any other terms of the Assured Guaranty US Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty US Holdings indenture in respect of the Assured Guaranty US Holdings debt securities.

        Assured Guaranty US Holdings will have the ability under the Assured Guaranty US Holdings indentures to reopen a previously issued series of Assured Guaranty US Holdings debt securities and issue additional Assured Guaranty US Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty US Holdings is also permitted to issue Assured Guaranty US Holdings debt securities with the same terms as previously issued Assured Guaranty US Holdings debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty US Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty US Holdings for this purpose. Interest on Assured Guaranty US Holdings debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the Assured Guaranty US Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        Assured Guaranty US Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty US Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty US Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty US Holdings or the security registrar, or exchange for other Assured Guaranty US Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty US Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty US Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty US Holdings is not required to:

  •
  issue, register the transfer of, or exchange, Assured Guaranty US Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty US Holdings debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any Assured Guaranty US Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty US Holdings debt security being redeemed in part.

        Assured Guaranty US Holdings has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Assured Guaranty US Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty US Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty US Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, we will only issue the Assured Guaranty US Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty US Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

        The Assured Guaranty US Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty US Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty US Holdings debt securities is payable, or if any Assured Guaranty US Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the Assured Guaranty US Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty US Holdings to incur indebtedness or that would afford holders of Assured Guaranty US Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty US Holdings or Assured Guaranty or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty US Holdings or Assured Guaranty. Accordingly, Assured Guaranty US Holdings or Assured Guaranty could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

Assured Guaranty Guarantee

        We will fully and unconditionally guarantee all payments on the Assured Guaranty US Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, our guarantee of the Assured Guaranty US Holdings senior debt securities will be an unsecured obligation of Assured Guaranty and will rank equally with all of our other unsecured and unsubordinated indebtedness. Our guarantee of the Assured Guaranty US Holdings subordinated debt securities will be an unsecured obligation of Assured Guaranty, subordinated in right of payment to the prior payment in full of all Assured Guaranty senior indebtedness. Our guarantee of the Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust will rank equally with our guarantee of each other series of Assured Guaranty US Holdings subordinated debt securities issued to other Assured Guaranty Trusts.

        Since we are a holding company, our rights and the rights of our creditors, including you as a holder of the Assured Guaranty US Holdings debt securities who would be a creditor of ours by virtue of our guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that we may be a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of the stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

        The terms, if any, on which Assured Guaranty US Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty US Holdings' option, common shares of Assured Guaranty, preferred shares of Assured Guaranty or other securities, whether or not issued by Assured Guaranty, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

        We will make all payments on Assured Guaranty US Holdings debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to in this prospectus as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

        If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will not be the same amount provided for in the Assured Guaranty US Holdings debt security and the applicable Assured Guaranty US Holdings indenture.

        We will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:

  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty US Holdings debt security;

  •
  presented the Assured Guaranty US Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty US Holdings debt security could not have been presented for payment elsewhere; or

  •
  presented the Assured Guaranty US Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty US Holdings debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty US Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty US Holdings debt security.

Global Securities

        The Assured Guaranty US Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty US Holdings debt security will be shown on, and transfers of the Assured Guaranty US Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Date

        If and as set forth in the applicable prospectus supplement, Assured Guaranty US Holdings will have the right, at any time and from time to time during the term of any series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus supplement as an extension period. However, no extension period may extend beyond the stated maturity of the Assured Guaranty US Holdings subordinated debt securities. U.S. federal income tax consequences and other considerations applicable to the Assured Guaranty US Holdings subordinated debt securities will be described in the applicable prospectus supplement.

Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

        Under the Assured Guaranty US Holdings senior indenture, each of Assured Guaranty US Holdings and Assured Guaranty will covenant that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty US Holdings and Assured Guaranty concurrently provide that the Assured Guaranty US Holdings senior debt securities and, if

Assured Guaranty US Holdings and Assured Guaranty elect, any other indebtedness of Assured Guaranty US Holdings that is not subordinate to the Assured Guaranty US Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the Assured Guaranty US Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary of Assured Guaranty, the consolidated net worth of which constitutes at least 5% of Assured Guaranty's consolidated net worth.

        For purposes of the Assured Guaranty US Holdings indentures, the term "indebtedness" means, with respect to any person:

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  the principal of and any premium and interest on:

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  indebtedness for money borrowed; and

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  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

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  all capitalized lease obligations;

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  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

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  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

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  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

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  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

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  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries

        The Assured Guaranty US Holdings senior indenture also provides that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty US Holdings indentures, neither Assured Guaranty US Holdings nor Assured Guaranty will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty US Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty US Holdings or Assured Guaranty, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options,

Assured Guaranty would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, Assured Guaranty US Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty US Holdings' board or if required by law or regulation. Assured Guaranty US Holdings or Assured Guaranty, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of Assured Guaranty, the shares of capital stock of which Assured Guaranty owns at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty US Holdings' or Assured Guaranty's board.

Covenants Applicable to Assured Guaranty US Holdings Subordinated Debt Securities Issued to an Assured Guaranty Trust

        Each of Assured Guaranty US Holdings and Assured Guaranty will also covenant, as to each series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust in connection with the issuance of preferred securities and common securities by that Assured Guaranty Trust that it will not, and will not permit any of its subsidiaries to:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of Assured Guaranty US Holdings or Assured Guaranty, as the case may be;

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  make any payment on or repay, repurchase or redeem any debt security of Assured Guaranty US Holdings or Assured Guaranty that ranks junior in interest to the Assured Guaranty US Holdings subordinated debt securities or the related Assured Guaranty guarantee, as the case may be; or

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  make any payments with respect to any guarantee by Assured Guaranty US Holdings or Assured Guaranty, as the case may be, of the debt securities of any subsidiary of Assured Guaranty US Holdings or Assured Guaranty, as the case may be, if the guarantee ranks junior in interest to the Assured Guaranty US Holdings subordinated debt securities or the related Assured Guaranty guarantee, as the case may be, other than:

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  dividends or distributions on the capital stock of Assured Guaranty US Holdings paid or made to Assured Guaranty and dividends or distributions in common stock of Assured Guaranty US Holdings or common shares of Assured Guaranty, as the case may be;

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  redemptions or purchases of any rights outstanding under a shareholder rights plan of Assured Guaranty US Holdings or Assured Guaranty, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

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  payments under any trust preferred securities guarantee; and

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  purchases of common stock or common shares related to the issuance of common stock or common shares under any of Assured Guaranty US Holdings' or Assured Guaranty's benefit plans for its directors, officers or employees;

  if at that time:

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  any event of which Assured Guaranty US Holdings or Assured Guaranty has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which Assured Guaranty US Holdings or Assured Guaranty, as the case may be, shall not have taken reasonable steps to cure shall have occurred;

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  Assured Guaranty shall be in default with respect to its payment of any obligations under the trust preferred securities guarantee relating to the related trust preferred securities; or

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  Assured Guaranty US Holdings shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing.

        If Assured Guaranty US Holdings subordinated debt securities are issued to an Assured Guaranty Trust in connection with the issuance of preferred securities and common securities of the Assured Guaranty Trust, for so long as the Assured Guaranty US Holdings subordinated debt securities remain outstanding, Assured Guaranty US Holdings will also covenant:

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  to maintain, directly or indirectly, 100% ownership of the common securities of the Assured Guaranty Trust;

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  not to voluntarily dissolve, wind-up or liquidate the Assured Guaranty Trust, except in connection with the distribution of Assured Guaranty US Holdings subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Assured Guaranty Trust, the redemption of all of the preferred securities and common securities of the Assured Guaranty Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Assured Guaranty Trust; and

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  to use its reasonable efforts to cause the Assured Guaranty Trust to remain classified as a grantor trust for U.S. federal income tax purposes.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each Assured Guaranty US Holdings indenture provides that Assured Guaranty US Holdings and Assured Guaranty may not:

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  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

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  permit any person to consolidate or amalgamate with or merge into Assured Guaranty US Holdings or Assured Guaranty, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty US Holdings or Assured Guaranty, respectively;

        unless:

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  in the case of Assured Guaranty US Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

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  in the case of Assured Guaranty, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

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  the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty US Holdings or Assured Guaranty debt securities and the performance of Assured Guaranty US Holdings' or Assured Guaranty's obligations under the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities or Assured Guaranty indenture and Assured Guaranty debt securities; and

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  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Assured Guaranty debt securities of any series that are convertible or exchangeable into common shares or other securities; and

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  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty US Holdings or Assured Guaranty or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty US Holdings or Assured Guaranty or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each Assured Guaranty US Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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  default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

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  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

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  default in the deposit of any sinking fund payment when due;

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  default in the performance, or breach, of any covenant or warranty of Assured Guaranty US Holdings or Assured Guaranty for the benefit of the holders of the Assured Guaranty US Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty US Holdings has received written notice from the holders;

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  if any event of default under a mortgage, indenture or instrument under which Assured Guaranty or Assured Guaranty US Holdings may issue, or by which Assured Guaranty or Assured Guaranty US Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty US Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty US Holdings has received written notice;

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  Assured Guaranty US Holdings or Assured Guaranty shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

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  events in bankruptcy, insolvency or reorganization of Assured Guaranty US Holdings or Assured Guaranty; and

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  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the Assured Guaranty US Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty US Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty US Holdings debt securities, of all outstanding Assured Guaranty US Holdings debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the Assured Guaranty Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty US Holdings debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the Assured Guaranty Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty US Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        Each Assured Guaranty US Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty US Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty US Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the Assured Guaranty US Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty US Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty US Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty US Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty US Holdings debt securities of the series.

        If an event of default with respect to a series of Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related Assured Guaranty US Holdings subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the Assured Guaranty Trust may institute directly a legal proceeding against

Assured Guaranty US Holdings or Assured Guaranty, pursuant to the Assured Guaranty guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related Assured Guaranty US Holdings subordinated debt securities having a principal amount equal to the liquidation amount of the holder's related preferred securities, referred to in this prospectus as a direct action. Assured Guaranty US Holdings and Assured Guaranty may not amend the Assured Guaranty US Holdings subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the Assured Guaranty Trust. If the right to bring a direct action is removed, the applicable Assured Guaranty Trust may become subject to the reporting obligations under the Exchange Act. Each of Assured Guaranty US Holdings and Assured Guaranty will have the right under the Assured Guaranty US Holdings subordinated indenture to set-off any payment made to a holder of preferred securities by Assured Guaranty US Holdings or Assured Guaranty, as the case may be, in connection with a direct action.

        The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related Assured Guaranty US Holdings subordinated debt securities.

Modification and Waiver

        Assured Guaranty US Holdings, Assured Guaranty and the trustee may modify or amend either Assured Guaranty US Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

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  change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security;

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  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty US Holdings debt security;

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  change the obligation of Assured Guaranty US Holdings or Assured Guaranty to pay additional amounts with respect to any Assured Guaranty US Holdings debt security;

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  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

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  change the redemption provisions of any Assured Guaranty US Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty US Holdings debt security;

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  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty US Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

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  reduce the percentage in principal amount of the outstanding Assured Guaranty US Holdings debt securities, the consent of whose holders is required in order to take specific actions;

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  reduce the requirements for quorum or voting by holders of Assured Guaranty US Holdings debt securities;

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  modify any of the provisions relating to the subordination of the Assured Guaranty US Holdings debt securities or the Assured Guaranty guarantee in a manner adverse to the holders of Assured Guaranty US Holdings subordinated debt securities;

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  modify or effect in any manner adverse to the holders of Assured Guaranty US Holdings debt securities the terms and conditions of the obligations of Assured Guaranty in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty US Holdings debt securities;

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  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty US Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty US Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty US Holdings debt security affected by the modification or waiver;

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  make any change that adversely affects the right to convert or exchange any Assured Guaranty US Holdings debt security into or for other securities of Assured Guaranty US Holdings, Assured Guaranty or other securities, cash or property in accordance with its terms; or

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  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty US Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty US Holdings subordinated debt securities to senior indebtedness or the subordination of the related Assured Guaranty guarantee to Assured Guaranty senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the Assured Guaranty senior indebtedness, respectively.

        Assured Guaranty US Holdings, Assured Guaranty and the trustee may modify or amend the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities of any series without the consent of any holder in order to, among other things:

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  provide for a successor to Assured Guaranty US Holdings or Assured Guaranty pursuant to a consolidation, amalgamation, merger or sale of assets;

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  add to the covenants of Assured Guaranty US Holdings or Assured Guaranty for the benefit of the holders of all or any series of Assured Guaranty US Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty US Holdings or Assured Guaranty by the applicable Assured Guaranty US Holdings indenture;

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  provide for a successor trustee with respect to the Assured Guaranty US Holdings debt securities of all or any series;

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  cure any ambiguity or correct or supplement any provision in either Assured Guaranty US Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty US Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty US Holdings debt securities of any series;

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  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty US Holdings debt securities under either Assured Guaranty US Holdings indenture;

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  add any additional events of default with respect to all or any series of Assured Guaranty US Holdings debt securities;

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  secure the Assured Guaranty US Holdings debt securities;

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  provide for conversion or exchange rights of the holders of any series of Assured Guaranty US Holdings debt securities; or

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  make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty US Holdings debt securities then outstanding under the applicable Assured Guaranty US Holdings indenture.

        The holders of at least a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series, waive compliance by Assured Guaranty US Holdings and Assured Guaranty with specified covenants of the applicable Assured Guaranty US Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series and, in the case of any Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the Assured Guaranty Trust, may waive any past default and its consequences with respect to the Assured Guaranty US Holdings debt securities of that series, except a default:

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  in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty US Holdings debt securities of the series; or

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  in respect of a covenant or provision of the applicable Assured Guaranty US Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty US Holdings debt security of any series affected.

        Under each Assured Guaranty US Holdings indenture, each of Assured Guaranty US Holdings and Assured Guaranty must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty US Holdings indenture. Each of Assured Guaranty US Holdings and Assured Guaranty is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty US Holdings indenture or the Assured Guaranty US Holdings debt securities of any series.

Discharge, Defeasance and Covenant Defeasance

        Assured Guaranty US Holdings or Assured Guaranty may discharge their payment obligations on the Assured Guaranty US Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty US Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty US Holdings debt securities, which we refer to as covenant defeasance.

        Assured Guaranty US Holdings or Assured Guaranty may only do this if, among other things:

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  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty US Holdings indenture or any other material agreement or instrument to which Assured Guaranty US Holdings or Assured Guaranty is a party or by which either or them is bound;

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  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty US Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

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  Assured Guaranty US Holdings or Assured Guaranty has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty US Holdings or Assured Guaranty, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty US Holdings indenture.

Subordination of Assured Guaranty US Holdings Subordinated Debt Securities

        The Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty US Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty US Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty US Holdings being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty US Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty US Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty US Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities may be made by Assured Guaranty US Holdings if:

  •
  any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any senior indebtedness has been accelerated because of a default.

        The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty US Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty US Holdings. The Assured Guaranty US Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

        The term "senior indebtedness" means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty US Holdings outstanding at any time, except:

  •
  the Assured Guaranty US Holdings subordinated debt securities of that series;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty US Holdings subordinated debt securities;

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  indebtedness of Assured Guaranty US Holdings to an affiliate of Assured Guaranty US Holdings;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty US Holdings in a proceeding under federal or state bankruptcy laws;

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  trade accounts payable; and

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  any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any Assured Guaranty Trust or any trust, partnership or other entity affiliated with Assured Guaranty which is a financing vehicle of Assured Guaranty or any affiliate of Assured Guaranty in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by Assured Guaranty pursuant to an instrument that ranks equally with or junior in right of payment to the trust preferred securities guarantees described under "Description of the Trust Preferred Securities Guarantees" below.

        Senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of Assured Guaranty Guarantee of Assured Guaranty US Holdings Subordinated Debt Securities

        The Assured Guaranty guarantee of Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all Assured Guaranty senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Assured Guaranty senior indebtedness will first be paid in full, or payment of the Assured Guaranty senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty US

Holdings subordinated debt securities are entitled to receive or retain any payment from Assured Guaranty on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of Assured Guaranty senior indebtedness shall be entitled to receive any payment or distribution by Assured Guaranty of any kind or character, including any payment or distribution which may be payable or deliverable by Assured Guaranty by reason of the payment of any other indebtedness of Assured Guaranty being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable by Assured Guaranty in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty, holders of Assured Guaranty senior indebtedness and holders of other obligations of Assured Guaranty that are not subordinated to the Assured Guaranty senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

        Subject to the payment in full of all Assured Guaranty senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities under the Assured Guaranty guarantee will be subrogated to the rights of the holders of the Assured Guaranty senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty applicable to the Assured Guaranty senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities of any series may be made by Assured Guaranty if:

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  any Assured Guaranty senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

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  the maturity of any Assured Guaranty senior indebtedness has been accelerated because of a default.

        The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty from incurring additional Assured Guaranty senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty guarantee of the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty. The Assured Guaranty senior debt securities will constitute Assured Guaranty senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

        The term "Assured Guaranty senior indebtedness" means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty outstanding at any time, except:

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  Assured Guaranty's obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities of that series;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with Assured Guaranty's obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities;

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  indebtedness of Assured Guaranty to an affiliate of Assured Guaranty;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty in a proceeding under federal or state bankruptcy laws;

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  trade accounts payable;

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  Assured Guaranty's obligations under the Assured Guaranty guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities initially issued to any Assured Guaranty Trust or any trust, partnership or other entity affiliated with Assured Guaranty which is a financing vehicle of Assured Guaranty or any affiliate of Assured Guaranty in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by Assured Guaranty pursuant to an instrument that ranks equally with a junior in right of payment to the trust preferred securities guarantees described under "Description of Trust Preferred Securities Guarantees" below; and

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  all trust preferred securities guarantees and all similar guarantees issued by Assured Guaranty on behalf of holders of preferred securities of an Assured Guaranty Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with Assured Guaranty which is a financing vehicle for Assured Guaranty or any affiliate of Assured Guaranty.

        The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

        The Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the Assured Guaranty guarantee will be governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE ASSURED GUARANTY
COMMON SHARES OR PREFERRED SHARES

        The following summary sets forth the material terms and provisions of the common share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between Assured Guaranty and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

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  the offering price, if any;

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  the designation and terms of the common shares or preferred shares purchasable upon exercise of the stock warrants;

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  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

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  the number of common shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

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  the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

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  a discussion of the material U.S. federal income tax considerations;

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  any call provisions;

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  the currency in which the offering price, if any, and exercise price are payable;

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  the antidilution provisions of the stock warrants; and

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  any other terms of the stock warrants.

        The common shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

        You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, a certificate representing the number of common shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

        The exercise price payable, the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

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  the issuance of a stock dividend to holders of common shares or preferred shares; and

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  a combination, subdivision or reclassification of common shares or preferred shares.

        In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, Assured Guaranty may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

        You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Assured Guaranty.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Assured Guaranty and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

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  the offering price, if any;

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  the designation, aggregate principal amount and terms of the Assured Guaranty debt securities purchasable upon exercise of the debt warrants;

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  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

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  the principal amount of Assured Guaranty debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of Assured Guaranty debt securities may be purchased upon exercise of the debt warrant;

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  the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

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  a discussion of the material U.S. federal income tax considerations;

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  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

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  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

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  the antidilution provisions of the debt warrants; and

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  any other terms of the debt warrants.

        You, as a debt warrant holder, will generally not have any of the rights of holders of Assured Guaranty debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Assured Guaranty debt securities or to enforce any of the covenants of the Assured Guaranty debt securities or the applicable Assured Guaranty indenture.

Exercise of Debt Warrants

        You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Assured Guaranty will issue the Assured Guaranty debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        Each Assured Guaranty Trust will be governed by an amended and restated trust agreement, which we refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the Assured Guaranty Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms we will set forth in the applicable prospectus supplement. The terms of the Assured Guaranty Trust preferred securities will generally mirror the terms of the Assured Guaranty US Holdings subordinated debt securities, which the Assured Guaranty Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The Assured Guaranty US Holdings subordinated debt securities issued to an Assured Guaranty Trust will be guaranteed by Assured Guaranty on a subordinated basis and are referred to in this prospectus as the corresponding Assured Guaranty US Holdings subordinated debt securities relating to that Assured Guaranty Trust.

        The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.

Issuance, Status and Guarantee of the Trust Preferred Securities

        The preferred securities will represent preferred beneficial interests in an Assured Guaranty Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable Assured Guaranty Trust. The preferred securities of each Assured Guaranty Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that Assured Guaranty Trust, except as described under "—Subordination of Common Securities" below. The property trustee will hold legal title to the corresponding Assured Guaranty US Holdings subordinated debt securities in trust for your benefit and for the benefit of the holder of the Assured Guaranty Trust's common securities. In this prospectus, we refer to the common securities and the preferred securities of an Assured Guaranty Trust collectively as the "trust securities" of that Assured Guaranty Trust.

        Assured Guaranty will guarantee, which we refer to in this prospectus as the trust preferred securities guarantee, the preferred securities. Under each trust preferred securities guarantee, Assured Guaranty will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related Assured Guaranty Trust has funds to make these payments. See "Description of Trust Preferred Securities Guarantees" below.

Distributions

        Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. A "business day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding Assured Guaranty US Holdings subordinated debt securities is closed for business.

        Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement, and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to "distributions" include any accumulated or additional distributions unless otherwise stated.

        If set forth in the applicable prospectus supplement, Assured Guaranty US Holdings will have the right under the Assured Guaranty US Holdings subordinated indenture to defer the payment of interest on any series of corresponding Assured Guaranty US Holdings subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding Assured Guaranty US Holdings subordinated debt securities. See "Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Option to Extend Interest Payment Date." As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding Assured Guaranty US Holdings subordinated debt securities during the extension period, by the Assured Guaranty Trust which issued the preferred securities during any extension period.

        The funds of each Assured Guaranty Trust available for distribution to you will be limited to payments under the corresponding Assured Guaranty US Holdings subordinated debt securities in which the Assured Guaranty Trust will invest the proceeds from the issuance and sale of its trust securities. If Assured Guaranty US Holdings or Assured Guaranty, as the case may be, does not make interest payments on those corresponding Assured Guaranty US Holdings subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the Assured Guaranty Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Assured Guaranty as set forth under "Description of Trust Preferred Securities Guarantees" below.

        Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable Assured Guaranty Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under "Global Preferred Securities." If any preferred securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

        Mandatory Redemption.    Upon any repayment or redemption, in whole or in part, of any corresponding Assured Guaranty US Holdings subordinated debt securities held by an Assured Guaranty Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding Assured Guaranty US Holdings subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Assured Guaranty US Holdings or Assured Guaranty upon the concurrent repayment or redemption of the corresponding Assured Guaranty US Holdings subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. If less than all of the corresponding Assured Guaranty US Holdings subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities.

        Generally, Assured Guaranty US Holdings will have the right to redeem any series of corresponding Assured Guaranty US Holdings subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described below.

        Special Event Redemption or Distribution of Corresponding Assured Guaranty US Holdings Subordinated Debt Securities.    If a special event relating to the trust securities of an Assured Guaranty Trust occurs and is continuing, within 90 days following the occurrence of the special event, Assured Guaranty US Holdings has the right to redeem the corresponding Assured Guaranty US Holdings subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust preferred securities, in whole but not in part, at the redemption price. At any time, Assured Guaranty US Holdings has the right to dissolve the Assured Guaranty Trust and, after satisfaction of the liabilities of creditors of the Assured Guaranty Trust, cause the corresponding Assured Guaranty US Holdings subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the Assured Guaranty Trust. If Assured Guaranty US Holdings does not elect to redeem the corresponding Assured Guaranty US Holdings subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding Assured Guaranty US Holdings subordinated debt securities. For purposes of this section, "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Assured Guaranty Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event.

        On and from the date fixed for any distribution of corresponding Assured Guaranty US Holdings subordinated debt securities upon dissolution of an Assured Guaranty Trust:

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  the trust securities will no longer be deemed to be outstanding;

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  the depositary or its nominee, as the record holder of the related trust preferred securities, will receive a registered global certificate or certificates representing the corresponding Assured Guaranty US Holdings subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

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  any certificates representing the trust preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding Assured Guaranty US Holdings subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the trust preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange.

        There can be no assurance as to the market prices for the trust preferred securities or the corresponding Assured Guaranty US Holdings subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of an Assured Guaranty Trust were to occur. Accordingly, the trust preferred securities that you may purchase, and the corresponding Assured Guaranty US Holdings subordinated debt securities that you may receive on dissolution and liquidation of an Assured Guaranty Trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

Redemption Procedures

        The property trustee shall redeem the trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding Assured Guaranty US Holdings subordinated debt securities. The property trustee will redeem the trust preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable Assured Guaranty Trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Common Securities."

        If an Assured Guaranty Trust gives a notice of redemption, which notice will be irrevocable, in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the trust preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you as a holder of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the trust preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of trust preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your trust preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the Assured Guaranty Trust or by Assured Guaranty pursuant to the trust preferred securities guarantee as described under

"Description of Trust Preferred Securities Guarantees," distributions on the trust preferred securities will continue to accumulate interest at the then-applicable rate, from the redemption date originally established by the Assured Guaranty Trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Generally, Assured Guaranty or its subsidiaries, including Assured Guaranty US Holdings, may purchase outstanding trust preferred securities.

        Payment of the redemption price on the trust preferred securities will be made to the record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

        The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust preferred securities issued by an Assured Guaranty Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust securities not previously called for redemption the particular trust preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of trust preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Assured Guaranty US Holdings and Assured Guaranty defaults in payment of the redemption price on the corresponding Assured Guaranty US Holdings subordinated debt securities, on and after the redemption date interest will cease to accrue on the Assured Guaranty US Holdings subordinated debt securities or portions of the Assured Guaranty US Holdings subordinated debt securities, and distributions will cease to accrue on the related trust securities or portions of the related trust securities, called for redemption.

Subordination of Common Securities

        Payment on each Assured Guaranty Trust's trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the Assured Guaranty Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Assured Guaranty Trust's outstanding preferred securities for all distribution periods terminating on or prior to that date, or, in the case of payment of the redemption price, the full amount of the redemption price on all of the Assured Guaranty Trust's outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Assured Guaranty Trust's preferred securities then due and payable.

        If any event of default under the trust agreement resulting from a event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities occurs, the holder of the Assured Guaranty Trust's common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on behalf of the holder of the Assured Guaranty Trust's common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation and Distribution Upon Dissolution of Assured Guaranty Trust

        Pursuant to each trust agreement, each Assured Guaranty Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

  •
  bankruptcy, dissolution or liquidation of Assured Guaranty US Holdings or Assured Guaranty;

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  the written direction to the property trustee from Assured Guaranty US Holdings, as depositor, at any time, which direction is optional and wholly within the discretion of Assured Guaranty US Holdings, to dissolve the Assured Guaranty Trust and distribute corresponding Assured Guaranty US Holdings subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

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  the redemption of all of the Assured Guaranty Trust's trust securities following a special event;

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  the redemption of all of the Assured Guaranty Trust's preferred securities as described under "Description of Preferred Securities—Redemption or Exchange—Mandatory Redemption"; and

  •
  the entry of an order for the dissolution of the Assured Guaranty Trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the first, second and fifth bullets above, or upon the date designated for automatic dissolution of the Assured Guaranty Trust, the Assured Guaranty Trust will be liquidated by the Assured Guaranty trustees as expeditiously as the Assured Guaranty trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Assured Guaranty Trust's creditors, corresponding Assured Guaranty US Holdings subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the Assured Guaranty Trust's assets available for distribution, after satisfaction of liabilities to the Assured Guaranty Trust's creditors, an amount equal to, in the case of holders of trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust preferred securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the Assured Guaranty Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Assured Guaranty Trust on its preferred securities will be paid on a pro rata basis. The holder of the Assured Guaranty Trust's common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities, except that if an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the trust preferred securities shall have a priority over the common securities.

Events of Default; Notice

        The following constitute an event of default under each trust agreement with respect to the applicable trust preferred securities:

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  the occurrence of an event of default on the corresponding Assured Guaranty US Holdings subordinated debt securities (see "Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Events of Default");

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  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

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  default by the property trustee in the payment of any redemption price of any trust preferred security when it becomes due and payable;

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  default in the performance or breach, in any material respect, of any covenant or warranty of the Assured Guaranty trustees in the trust agreement, other than a default in the performance or breach of those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable Assured Guaranty Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement, by registered or certified mail to the defaulting Assured Guaranty trustee(s); and

  •
  the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Assured Guaranty US Holdings, as depositor, to appoint a successor property trustee within 60 days of the occurrence.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust preferred securities, the administrative trustees and Assured Guaranty US Holdings, as depositor, unless the event of default has been cured or waived. Assured Guaranty US Holdings, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

        If an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the trust preferred securities shall have a preference over the common securities upon dissolution of each Assured Guaranty Trust as described above. See "—Liquidation and Distribution Upon Dissolution of Assured Guaranty Trust." The existence of an event of default under the trust agreement does not entitle the holders of trust preferred securities to accelerate the maturity of the trust preferred securities.

Removal of Assured Guaranty Trustees

        Unless an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, any Assured Guaranty trustee may be removed at any time by the holder of the Assured Guaranty Trust's common securities. If an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Assured Guaranty Trust's common securities. No resignation or removal of an Assured Guaranty trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

        Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Assured Guaranty Trust may at the time be located, Assured Guaranty US Holdings, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the Assured Guaranty Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Assured Guaranty US Holdings, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding Assured Guaranty US Holdings subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment.

Merger or Consolidation of Assured Guaranty Trustees

        Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Assured Guaranty trustee shall be a party, shall be the successor of the Assured Guaranty trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Assured Guaranty Trusts

        An Assured Guaranty Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation and Distribution Upon Dissolution of Assured Guaranty Trust." An Assured Guaranty Trust may, at the request of Assured Guaranty US Holdings, with the consent of only the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

  •
  The successor entity either expressly assumes all of the obligations of the Assured Guaranty Trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  Assured Guaranty US Holdings expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding Assured Guaranty US Holdings subordinated debt securities;

  •
  The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed or traded, if any;

  •
  The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

  •
  The successor entity has a purpose substantially identical to that of the Assured Guaranty Trust;

  •
  Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Assured Guaranty US Holdings has received an opinion from independent counsel to the Assured Guaranty Trust to the effect that: the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Assured Guaranty Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act; and

  •
  Assured Guaranty US Holdings or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantee.

        Notwithstanding the preceding description, an Assured Guaranty Trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Assured Guaranty Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting and Preemptive Rights

        Except as provided below and under "—Removal of Assured Guaranty Trustees," "Description of Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Events of Default," "Description of Trust Preferred Securities Guarantees—Amendments and Assignment," the holders of the trust preferred securities will generally not have any voting rights. Holders of the trust preferred securities have no preemptive or similar rights.

Amendment of Restated Trust Agreements

        Each trust agreement may be amended by Assured Guaranty US Holdings and the Assured Guaranty trustees without the consent of the holders of the trust securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the Assured Guaranty Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Assured Guaranty Trust will not be required to register as an "investment company" under the Investment Company Act.

        However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable Assured Guaranty Trust.

        Each trust agreement may be amended by the Assured Guaranty trustees and Assured Guaranty US Holdings with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Assured Guaranty trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Assured Guaranty trustees in accordance with the amendment will not affect the Assured Guaranty Trust's status as a grantor trust for U.S. federal income tax purposes or the Assured Guaranty Trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

  •
  restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date on which such payment is due.

        So long as any corresponding Assured Guaranty US Holdings subordinated debt securities are held by the property trustee, the Assured Guaranty trustees shall not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Assured Guaranty US Holdings subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding Assured Guaranty US Holdings subordinated debt securities;

  •
  waive any past default that is waivable under the Assured Guaranty US Holdings subordinated indenture, as described in "Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee—Modification and Waiver;"

  •
  exercise any right to rescind or annul a declaration that the principal of all the Assured Guaranty US Holdings subordinated debt securities shall be due and payable; or

  •
  consent to any amendment, modification or termination of the Assured Guaranty US Holdings subordinated indenture or the corresponding Assured Guaranty US Holdings subordinated debt securities, where the consent shall be required;

        without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities.

        However, where the Assured Guaranty US Holdings subordinated indenture would require the consent of each holder of the affected corresponding Assured Guaranty US Holdings subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The Assured Guaranty trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the corresponding Assured Guaranty US Holdings subordinated debt securities. In addition to obtaining these approvals of the holders of the trust preferred securities, prior to taking any of these actions, the Assured Guaranty trustees shall obtain an opinion of counsel to the effect that the Assured Guaranty Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of that action.

        Any required approval or action of holders of trust preferred securities may be given or taken at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities.

        No vote or consent of the holders of the trust preferred securities will be required for an Assured Guaranty Trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

        Even though the holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Assured Guaranty US Holdings, the Assured Guaranty trustees or any affiliate of Assured Guaranty US Holdings or any Assured Guaranty trustee shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

        The preferred securities of an Assured Guaranty Trust may be issued, in whole or in part, in the form of one or more global trust preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of an Assured Guaranty Trust will be described in the applicable prospectus supplement.

Payment and Paying Agency

        Payments of distributions in respect of the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any Assured Guaranty Trust's preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the Assured Guaranty Trust.

        Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York and any co-paying agent chosen by The Bank of New York and acceptable to the administrative trustees and Assured Guaranty US Holdings. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and Assured Guaranty US Holdings. If The Bank of New York shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Assured Guaranty US Holdings, to act as paying agent.

Registrar and Transfer Agent

        Unless otherwise set forth in the applicable prospectus supplement, The Bank of New York will act as registrar and transfer agent for the trust preferred securities.

        Registration of transfers and exchanges of the trust preferred securities will be effected without charge by or on behalf of each Assured Guaranty Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Assured Guaranty Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Assured Guaranty US Holdings. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative Trustees

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the Assured Guaranty Trusts in such a way that:

  •
  no Assured Guaranty Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. federal income tax purposes; and

  •
  the corresponding Assured Guaranty US Holdings subordinated debt securities will be treated as indebtedness of Assured Guaranty US Holdings for U.S. federal income tax purposes.

        In this regard, Assured Guaranty US Holdings and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Assured Guaranty Trust or each trust agreement, that Assured Guaranty US Holdings and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

        Concurrently with the issuance by each Assured Guaranty Trust of its trust preferred securities, we will execute and deliver a trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. The Bank of New York will act as the guarantee trustee under each trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

        The following is a summary of the material provisions of the trust preferred securities guarantees. You should refer to the form of trust preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each trust preferred securities guarantee. The form of the trust preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to trust preferred securities means the Assured Guaranty Trust's trust preferred securities to which the trust preferred securities guarantee relates. The guarantee trustee will hold each trust preferred securities guarantee for the benefit of the holders of the related Assured Guaranty Trust's trust preferred securities.

General

        We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the Assured

Guaranty Trust, to the holders of the trust preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the Assured Guaranty Trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the related Assured Guaranty Trust, are referred to in this prospectus as the trust preferred guarantee payments:

  •
  any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Assured Guaranty Trust has funds available for payment at that time;

  •
  the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any trust preferred securities called for redemption, to the extent that the Assured Guaranty Trust has funds available for payment at that time; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the Assured Guaranty Trust, unless the corresponding Assured Guaranty US Holdings subordinated debt securities are distributed to holders of the trust preferred securities, the lesser of:

  •
  the liquidation distribution, to the extent the Assured Guaranty Trust has funds available for payment at that time; and

  •
  the amount of assets of the Assured Guaranty Trust remaining available for distribution to holders of the trust preferred securities.

        Our obligation to make a trust preferred guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the Assured Guaranty Trust to pay these amounts to the holders.

        Each trust preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related Assured Guaranty Trust's payment obligations under the trust preferred securities, but will apply only to the extent that the applicable Assured Guaranty Trust has funds sufficient to make the payments. Each trust preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See "—Status of the Trust Preferred Securities Guarantees."

        If Assured Guaranty US Holdings or we do not make interest payments on the corresponding Assured Guaranty US Holdings subordinated debt securities held by an Assured Guaranty Trust, the Assured Guaranty Trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available for payment. Each trust preferred securities guarantee will rank subordinate and junior in right of payment to our senior indebtedness, including all Assured Guaranty debt securities and Assured Guaranty's obligations as guarantor under the Assured Guaranty US Holdings subordinated indenture, as described below under "—Status of the Trust Preferred Securities Guarantees."

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the trust preferred securities who are our creditors by virtue of a trust preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Assured Guaranty may itself be a creditor with recognized claims against the subsidiary. The right of our creditors, including the holders of the trust preferred securities who are our creditors by virtue of a trust preferred securities guarantee, to participate in the distribution of stock owned by us in our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the trust preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

        Our obligations under a trust preferred securities guarantee, the Assured Guaranty US Holdings subordinated indenture, including our guarantee of the Assured Guaranty US Holdings subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this trust preferred securities guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Assured Guaranty Trust's obligations under the trust preferred securities. See "The Assured Guaranty Trusts," "Description of the Trust Preferred Securities," and "Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee."

        We will also agree to guarantee the obligations of each Assured Guaranty Trust with respect to the common securities issued by the Assured Guaranty Trust to the same extent as under the trust preferred securities guarantee. However, if an event of default under the Assured Guaranty US Holdings subordinated indenture has occurred and is continuing, the holders of the trust preferred securities under the trust preferred securities guarantee will have priority over the holders of the common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Trust Preferred Securities Guarantees

        Each trust preferred securities guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to our senior indebtedness, including our debt securities and obligations as guarantor under the Assured Guaranty US Holdings subordinate indenture. For purposes of any trust preferred securities guarantee, "senior indebtedness" means our indebtedness, including our obligations as guarantor under the Assured Guaranty US Holdings subordinated indenture, outstanding at any time, except:

  •
  the indebtedness under the trust preferred securities guarantee;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the trust preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the trust preferred securities guarantee;

  •
  indebtedness to an affiliate of Assured Guaranty;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable; and

  •
  similar trust preferred securities guarantees issued by us on behalf of holders of trust preferred securities of any other Assured Guaranty Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any of our affiliates in connection with the issuance by the entity of trust preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the trust preferred securities guarantee. "Indebtedness" has the same meaning given to that term under the Assured Guaranty indentures.

        Each trust preferred securities guarantee will rank equally with all other similar trust preferred securities guarantees issued by us on behalf of holders of trust preferred securities of any other Assured Guaranty Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by the entity of trust preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the trust preferred securities guarantee. Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the trust preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable Assured Guaranty Trust.

        No trust preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the Assured Guaranty Trust or upon distribution to the holders of the trust preferred securities of the corresponding Assured Guaranty US Holdings subordinated debt securities. None of the trust preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. We expect, from time to time, to incur additional indebtedness that will rank senior to the trust preferred securities guarantees.

Payment of Additional Amounts

        Assured Guaranty will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Bermuda, referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

  •
  the laws or any regulations or rulings promulgated under the laws of the taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

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  an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the taxing jurisdiction or any political subdivision of the taxing jurisdiction.

        If a withholding or deduction at source is required, Assured Guaranty will, subject to limitations and exceptions described below, pay to the holder of any related trust preferred securities the additional amounts as may be necessary so that every trust preferred securities guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the trust preferred securities guarantee to be then due and payable.

        Assured Guaranty will not be required to pay any additional amounts for or on account of:

  •
  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

  •
  were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than by reason of the mere ownership of trust preferred securities, or receipt of payment under the trust preferred securities;

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  presented the trust preferred security for payment in the taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the trust preferred security could not have been presented for payment elsewhere; or

  •
  presented the trust preferred security for payment more than 30 days after the date on which the payment in respect of the trust preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the trust preferred security for payment on any day within that 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the trust preferred security to comply with any reasonable request by Assured Guaranty or the applicable Assured Guaranty Trust addressed to you within 90 days of the request to:

  •
  provide information concerning your nationality, residence or identity or of the beneficial owner; or

  •
  make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or any combination of the above items.

        In addition, Assured Guaranty will not pay you any additional amounts with respect to any trust preferred securities guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related trust preferred security, to the extent the payment would be required by the laws of the taxing jurisdiction, or any political subdivision or taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the trust preferred security.

Amendments and Assignment

        No trust preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no consent will be required. All guarantees and agreements contained in each trust preferred securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related trust preferred securities. We may not assign our obligations under the trust preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the Assured Guaranty US Holdings subordinated indenture and under which the person formed by the consolidation or amalgamation, or into which we are merged, or which acquires or leases our properties and assets, agrees in writing to perform our obligations under the trust preferred securities guarantee.

Events of Default

        An event of default under each trust preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the trust preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee.

        Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the trust preferred securities guarantee without first instituting a legal proceeding against the Assured Guaranty Trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not Assured Guaranty is in compliance with all the conditions and covenants applicable to it under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any trust preferred securities guarantee, undertakes to perform only the duties specifically set forth in each trust preferred securities guarantee. After default with respect to any trust preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any trust preferred securities guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Trust Preferred Securities Guarantees

        Each trust preferred securities guarantee will terminate upon:

  •
  full payment of the redemption price of the related trust preferred securities;

  •
  the distribution of the corresponding Assured Guaranty US Holdings subordinated debt securities to the holders of the related trust preferred securities; or

  •
  full payment of the amounts payable upon liquidation of the related Assured Guaranty Trust.

        Each trust preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or the trust preferred securities guarantee.

New York Law to Govern

        Each trust preferred securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The Expense Agreement

        Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom an Assured Guaranty Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Assured Guaranty Trust, other than obligations of the Assured Guaranty Trust to pay to the holders of the trust preferred securities or other similar interests in the Assured Guaranty Trust of the amounts due them pursuant to the terms of the trust preferred securities or other similar interests, as the case may be.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of common shares at a future date or dates. The price per common share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the common shares under the stock purchase contracts, either:

  •
  senior debt securities or subordinated debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by Assured Guaranty;

  •
  debt obligations of third parties, including U.S. Treasury securities; or

  •
  trust preferred securities of an Assured Guaranty Trust.

        The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

  •
  the stock purchase contracts;

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  the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

  •
  if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

        Assured Guaranty, Assured Guaranty US Holdings and/or any Assured Guaranty Trust may sell offered securities in any one or more of the following ways from time to time:

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  through agents;

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  to or through underwriters;

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  through dealers; or

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  directly to purchasers.

        The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the offered securities and the proceeds to Assured Guaranty, Assured Guaranty US Holdings and/or any Assured Guaranty Trust from the sale;

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  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time:

  •
  in one or more transactions at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by Assured Guaranty from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

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  at fixed public offering prices; or

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  at varying prices determined by the underwriters at the time of sale.

        In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

        Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

        If a dealer is utilized in the sales of offered securities, Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase offered securities may be solicited directly by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust, and the sale of the offered securities may be made by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

        Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust, to indemnification by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust may authorize underwriters or other persons acting as Assured Guaranty's, Assured Guaranty US Holdings' and/or the applicable Assured Guaranty Trust's agents to solicit offers by specified institutions to purchase offered securities from Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. Assured Guaranty, Assured Guaranty US Holdings and/or the applicable Assured Guaranty Trust may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of Assured Guaranty, Assured Guaranty US Holdings or any Assured Guaranty Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, Assured Guaranty and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Certain matters as to U.S. and New York law in connection with this offering will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. The validity of the trust preferred securities under Delaware law will be passed upon for us by Emmet, Marvin & Martin, LLP, Wilmington, Delaware. The validity of the issuance of common shares under Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

EXPERTS

        The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS

        We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and a portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon Assured Guaranty or its non-U.S. directors and officers or to recover against us or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of common shares made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. A Bermuda court would likely enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that the Bermuda court was satisfied that each of the following conditions was met:

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  the U.S. court had proper jurisdiction over the parties subject to such judgment;

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  the U.S. court did not contravene the rules of natural justice of Bermuda;

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  the judgment of the U.S. court was not obtained by fraud;

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  the enforcement of the judgment would not be contrary to the public policy of Bermuda;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

        We obtained consent for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority as required by the Exchange Control Act 1972 of Bermuda and related regulations, subject to the condition that our shares are listed on an appointed stock exchange (including the New York Stock Exchange). In addition, at the time of issue of each prospectus supplement, we will deliver a copy of this prospectus and the prospectus supplement to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus, or in any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file in the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

        The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by Assured Guaranty under the Exchange Act is 001-32141.

        We are allowed to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that Assured Guaranty sells all of the securities offered by this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

  •
  Current Reports on Form 8-K filed on February 2, 2005, March 16, 2005, April 12, 2005, April 20, 2005, May 6, 2005, May 10, 2005 and May 18, 2005; and

  •
  The description of our common shares contained in the Registration Statement on Form 8-A, dated April 15, 2004, of Assured Guaranty Ltd., filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934.(1)

        You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Investor Relations
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Telephone: (441) 296-4004

Shares

Assured Guaranty Ltd.

Common Shares

Prospectus Supplement
Dated December     , 2007

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF COMMON SHARES AND DIVIDEND POLICY
MATERIAL TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
ASSURED GUARANTY LTD.
ASSURED GUARANTY US HOLDINGS INC.
THE ASSURED GUARANTY TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF ASSURED GUARANTY
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF ASSURED GUARANTY SHARE CAPITAL
DESCRIPTION OF THE DEPOSITARY SHARES
DESCRIPTION OF THE ASSURED GUARANTY DEBT SECURITIES
DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES AND ASSURED GUARANTY GUARANTEE
DESCRIPTION OF THE WARRANTS TO PURCHASE ASSURED GUARANTY COMMON SHARES OR PREFERRED SHARES
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF THE TRUST PREFERRED SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION